Exhibit 4.1

STOCK PURCHASE AGREEMENT
股权收购协议

AMONG
由以下各方签订

BAIYA INTERNATIONAL GROUP INC., AS BUYER,
BAIYA INTERNATIONAL GROUP INC.（买方），

STARFISH TECHNOLOGY-FZE, AS THE COMPANY,
STARFISH TECHNOLOGY-FZE（目标公司），

AND
以及

THE SHAREHOLDERS OF THE COMPANY NAMED HEREIN, AS SELLERS.
本协议所列的公司股东（卖方）。

DATED
签订日期

Sep 19, 2025
2025年9月19日

STOCK PURCHASE AGREEMENT
股权收购协议

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 19, 2025, by and among: BAIYA INTERNATIONAL GROUP INC., a company incorporated under the laws of the Cayman Islands (“Buyer”); STARFISH TECHNOLOGY-FZE, a Free Zone Establishment with limited liability duly formed pursuant to Law No. 16 of 2021 issued by H.H. Ruler of Dubai and the Implementing Regulations of Dubai Integrated Economic Zones Authority (DIEZA), and registered in the Free Zone Establishment records (the “Company”); and Each of the holders of the Company’s outstanding capital shares named on Schedule A hereto (each, a “Seller”; collectively, the “Sellers”).
本股权收购协议（以下简称“本协议”）由以下各方于2025年9月19日签订：BAIYA INTERNATIONAL GROUP INC.，一家根据迪拜酋长颁布的2021年第16号法律及迪拜综合经济区管理局（DIEZA）相关实施条例正式成立、并在自由区机构登记注册的有限责任公司（下称“目标公司”）；及本协议附件A所列目标公司已发行股本的所有持有人（各称为“卖方”，统称为“各卖方”）。

RECITALS
鉴于

WHEREAS, immediately prior to the Closing, the Sellers are the record and beneficial owners of all the issued and outstanding shares of the Company (collectively the “Company Shares” or individually owned and held by each Seller, the “Seller Shares”), as set forth opposite each Seller’s name in Schedule A;
鉴于，截至交割前，卖方作为附件A所列公司全部已发行股份（统称“公司股份”，各卖方分别持有部分称为“卖方股份”）的登记所有权人及实益所有权人，其持股情况详见附件A各卖方姓名对应栏位；

WHEREAS, Buyer desires to purchase and acquire from the Sellers, and the Sellers desire to sell and transfer to Buyer, the Company Shares, as set forth in Schedule A;
鉴于，买方希望从各卖方处购买并收购，且各卖方希望向买方出售并转让附件A所列的公司股权；

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

为此，双方基于本协议所含之相互声明、保证、约定及其他充分有效之对价（各方在此确认已收悉并认可该对价之充分性），根据下文所列条款与条件，达成具有法律约束力的协议如下：

1.DEFINITIONS定义

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1, unless otherwise defined herein:
为本协议之目的，以下术语具有本节1所规定的含义，除非本协议另有定义：

“Affiliate” means, with respect to any Person (i) a director, officer, stockholder or member of that Person, (ii) a spouse, parent, sibling or descendant of that Person (or spouse, parent, sibling or descendant of any director or officer of that Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that Person.
“关联方”就任何主体而言，指：(i)该主体的董事、高管、股东或成员；(ii)该主体(或其董事或高管)的配偶、父母、兄弟姐妹或后代；及(iii)直接或间接通过一个或多个中介控制、受控于或与该主体受共同控制的任何其他主体。

“Applicable Contract” any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.
“适用合同”指任何符合以下条件的合同：(a)公司根据该合同已取得或可能取得任何权利；(b)公司根据该合同已承担或可能承担任何义务或责任；或(c)该合同对公司或其拥有或使用的任何资产具有或可能具有约束力。

“Best Efforts” the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.
“最大努力”指谨慎的主体在类似情况下为尽快达成某结果而采取的努力。

“Breach” a “Breach” of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.
“违约”就本协议或根据本协议交付的任何文件中的陈述、保证、承诺、义务或其他条款而言，如果存在或曾经存在(a)任何不准确、违反或未能履行或遵守的情况，或(b)任何与之不一致的索赔(由任何主体提出)或其他事件或情形，则视为发生”违约”，该术语指任何此类不准确、违反、未能履行、索赔、事件或情形。

“Class A Shares” means the class A ordinary shares, par value $0.0001, of the Company.

“A类股份”指本公司面值为 0.0001 美元 的 A 类普通股。

“Confidential Information” means all non-public, confidential or proprietary information of the Company, including the Intellectual Property Assets.
“保密信息”指公司所有的非公开、保密或专有信息，包括知识产权资产。

“Consent” any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).
“同意”指任何批准、同意、认可、豁免或其他授权(包括任何政府授权)。

“Contemplated Transactions” means the purchase of the Shares by Buyer and the other transactions contemplated by this Agreement.
“拟议交易”指买方购买股份及本协议规定的其他交易。

“Contract” any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.
“合同”指任何具有法律约束力的协议、合约、义务、承诺或约定(无论是书面或口头，明示或默示)。

“Encumbrance” any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.
“权利负担”指任何担保物权、债权、夫妻共同财产权益、条件、衡平权益、留置权、期权、质押、担保权益、优先购买权或任何形式的限制，包括对使用、投票、转让、收益收取或行使任何其他所有权属性的限制。

“Exchange Act” the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
“交易法”指1934年证券交易法或其任何后续法律，以及根据该法或其后续法律颁布的规章和规则。

“Governmental Authorization” any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
“政府授权”指任何政府机构根据其权限或任何法律要求颁发、授予、给予或以其他方式提供的批准、同意、许可、豁免或其他授权。

“Governmental Body” any:
“政府机构”指：

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;
(a)任何性质的国家、州、县、市、镇、村、区或其他司法管辖区；

(b) federal, state, local, municipal, foreign, or other government;
(b)联邦、州、地方、市政、外国或其他政府；

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
(c)任何性质的政府或准政府机构(包括任何政府机构、分支机构、部门、官员或实体以及任何法院或其他裁判机构)；

(d) multi-national organization or body; or
(d)多国组织或机构；或

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
(e)行使或有权行使任何行政、执行、司法、立法、警察、监管或征税性质的权力或职权的机构。

“Indebtedness” means, with respect to any Person, all liabilities and obligations, contingent or otherwise, in respect of:
“债务” 就任何主体而言，指所有或有的或其他性质的负债和义务，涉及：

(a) borrowed money;
(a) 借贷资金；

(b) indebtedness evidenced by bonds, notes, debentures or similar instruments;
(b) 以债券、票据、信用债券或类似工具证明的债务；

(c) capitalized lease obligations;
(c) 资本化租赁义务；

(d) the deferred purchase price of assets, services or securities (other than ordinary trade accounts payable);
(d) 资产、服务或证券的递延购买价款（普通贸易应付账款除外）；

(e) conditional sale or other title retention agreements;
(e) 附条件销售或其他所有权保留协议；

(f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); and

(f) 与信用证、银行承兑汇票、担保债券、其他财务担保及利率保护协议相关的偿付义务（无论是否或有或已到期）（不包括由此支持或担保的其他债务的重复计算）；以及

(g) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (f).
(g) 前述(a)至(f)项所述项目相关的利息、溢价、罚金及其他应付款项。

“Knowledge” an individual will be deemed to have “Knowledge” of a particular fact or other matter if:
“知悉” 个人在以下情况下被视为对特定事实或其他事项“知悉”：

(f) such individual is actually aware of such fact or other matter; or
(f) 该个人实际知晓该事实或其他事项；或

(g) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.
(g) 谨慎的个人在对该事实或其他事项的存在进行合理全面调查过程中，本应发现或以其他方式知晓该事实或其他事项。

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is a key employee or is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.
非个人的主体，如果其关键员工或现任/曾任董事、高管、合伙人、遗嘱执行人或受托人（或以类似身份）的个人现在或曾经知悉该事实或其他事项，则该主体被视为对该事实或其他事项“知悉”。

“Legal Requirement” any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.
“法律要求” 指任何联邦、州、地方、市政、外国、国际、跨国或其他行政命令、宪法、法律、条例、普通法原则、规章、成文法或条约。

“Material Adverse Change” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, is materially adverse to the financial condition or results of operations of the Company taken as a whole; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Change:
“重大不利变化” 指单独或合计对公司整体财务状况或经营成果产生重大不利影响的任何变化、影响、事件、情形或事态发展；但以下情况本身或其组合不应被视为构成重大不利变化，且在判断是否存在或将发生重大不利变化时不应予以考虑：

(a) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to (i) the announcement or pendency of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which the Company participates, the United States economy as a whole or the capital markets in general or the markets in which the Company operates; (iii) changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Body; (iv) performance of compliance with the terms of, or the taking of any action required by, this Agreement; or (v) national or international political or social conditions, including, the commencement, continuation or escalation of a war, armed hostilities or other international or national calamity or act of terrorism directly or indirectly involving the United States of America;
(a) 由以下原因引起或相关的任何不利变化、影响、事件、情形或事态发展：(i)本协议拟议交易的公告或悬而未决；(ii)影响公司所处行业、美国整体经济或资本市场或公司运营市场的状况；(iii)任何政府机构颁布的法律、规则、法规、命令或其他有约束力指令的变化；(iv)履行或遵守本协议条款或采取本协议要求的任何行动；或(v)国家或国际政治或社会状况，包括直接或间接涉及美国的战争、武装冲突或其他国际/国家灾难或恐怖主义行为的开始、持续或升级；

(b) any existing event, occurrence or circumstance with respect to which Buyer has Knowledge as of the date hereof; and
(b) 买方截至本协议日期已知悉的任何现有事件、情形；及

(c) any adverse change in or effect on the business of the Company that is cured before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Section 12.1 hereof.
(c) 在以下较早日期之前得到补救的公司业务的任何不利变化或影响：(1)交割日；及(2)本协议根据第12.1条终止的日期。

“NASDAQ” the NASDAQ Stock Market or any of its successor entities.
“纳斯达克” 指纳斯达克股票市场或其任何继任实体。

“Order” any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.
“命令” 指任何法院、行政机构、其他政府机构或仲裁员作出、发布或裁定的任何裁决、决定、禁令、判决、命令、裁定、传票或verdict。

“Ordinary Course of Business” an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:
“正常业务过程” 主体的行为仅在以下情况下被视为在“正常业务过程”中采取：

(h) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;
(h) 该行为符合该主体的过往惯例，且是在该主体正常日常运营过程中采取；

(i) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and
(i) 该行为无需获得该主体董事会（或行使类似职权的任何主体或主体组）授权，也无需获得该主体母公司（如有）特别授权；且

(j) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
(j) 该行为在性质和规模上类似于与该主体从事相同业务的其他主体在正常日常运营过程中通常采取且无需董事会（或行使类似职权的任何主体或主体组）授权的行为。

“Organizational Documents” (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.
“组织文件” 指：(a)公司的章程或注册证书及章程细则；(b)普通合伙的合伙协议及任何合伙声明；(c)有限合伙的有限合伙协议及有限合伙证书；(d)与主体创建、组建或组织相关的任何章程或类似文件；及(e)前述任何文件的修订。

“Other Agreements” the Future Rights Agreement and other agreements contemplated hereunder.
“其他协议” 指未来权利协议及本协议项下预期的其他协议。

“Person” any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.
“主体” 指任何个人、公司（包括非营利公司）、普通或有限合伙、有限责任公司、合资企业、遗产、信托、协会、组织、工会或其他实体或政府机构。

“Proceeding” any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
“程序” 指由政府机构或仲裁员启动、进行、审理或参与的，或与之相关的任何诉讼、仲裁、审计、听证、调查、诉讼或案件（无论民事、刑事、行政、调查或非正式）。

“Related Person” with respect to a particular individual:
“关联人士” 就特定个人而言：

(a) each other member of such individual’s Family;
(a) 该个人家庭的任何其他成员；

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual’s Family;
(b) 由该个人或其家庭一个或多个成员直接或间接控制的任何主体；

(c) any Person in which such individual or members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and
(c) 该个人或其家庭成员（单独或合计）持有重大权益的任何主体；及

(d) any Person with respect to which such individual or one or more members of such individual’s Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

(d) 该个人或其一个或多个家庭成员担任董事、高管、合伙人、遗嘱执行人或受托人（或以类似身份）的任何主体。

With respect to a specified Person other than an individual:
就非个人的特定主体而言：

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;
(a) 直接或间接控制、受控于或与该特定主体受共同控制的任何主体；

(b) any Person that holds a Material Interest in such specified Person;
(b) 在该特定主体中持有重大权益的任何主体；

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);
(c) 担任该特定主体董事、高管、合伙人、遗嘱执行人或受托人（或以类似身份）的每个人；

(d) any Person in which such specified Person holds a Material Interest;
(d) 该特定主体持有重大权益的任何主体；

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
(e) 该特定主体担任普通合伙人或受托人（或以类似身份）的任何主体；及

(f) any Related Person of any individual described in clause (b) or (c).
(f) 上述(b)或(c)项所述任何个人的关联人士。

For purposes of this definition, (a) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse and former spouses, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.
就本定义而言：(a)个人的“家庭”包括：(i)该个人；(ii)该个人的配偶及前配偶；(iii)与该个人或其配偶有二代以内血亲关系的任何其他自然人；及(iv)与该个人共同居住的任何其他自然人；且(b)”重大权益“指直接或间接实益拥有（根据《交易法》规则13d-3定义）代表主体至少5%表决权的有表决权证券或其他表决权益，或代表主体至少5%流通股权益的股权证券或其他股权权益。

“Representative” with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“代表” 就特定主体而言，指该主体的任何董事、高管、员工、代理人、顾问、咨询师或其他代表，包括法律顾问、会计师和财务顾问。

“Securities Act” the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.
《证券法》 指1933年《证券法》或其任何后续法律，以及根据该法或其后续法律颁布的规章和规则。

“Subsidiary” with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.
“子公司” 就任何主体（“所有者”）而言，指所有者或其一个或多个子公司持有证券或其他权益而有权选举该主体董事会或类似管理机构多数成员，或有权主导该主体业务和政策的任何公司或其他主体（不包括仅因未发生的或有事件才获得此类权力的证券或权益）；在不特指特定主体时使用时，“子公司”指公司的子公司。

“Tax” any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.
“税” 指任何税（包括所得税、资本利得税、增值税、销售税、财产税、赠与税或遗产税）、征费、课税、关税（包括任何关税）、欠款或其他费用，以及任何相关收费或金额（包括任何罚款、罚金、利息或附加税），由政府机构根据其权限征收、课税或收取，或根据任何税收分摊协议或与分摊或支付任何此类税、征费、课税、关税、欠款或费用相关的其他合同应支付的款项。

“Tax Return” any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
“纳税申报表” 指就任何税项的确定、评估、征收或缴纳，或就与任何税项相关的法律要求的行政管理、实施、执行或合规而向任何政府机构提交或需提交的任何申报表（包括信息申报表）、报告、报表、附表、通知、表格或其他文件或信息。

“Threatened” a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
“威胁” 如果已提出（口头或书面）任何要求或声明，或已发出（口头或书面）任何通知，或已发生任何其他事件或存在任何其他情形，且该等情形会使谨慎的主体认为该等索赔、程序、争议、诉讼或其他事项很可能在未来被提出、启动、采取或以其他方式推进，则该等索赔、程序、争议、诉讼或其他事项应被视为已构成“威胁”。

2. SALE AND TRANSFER OF COMPANY SHARES; CLOSING
2. 股份出售与转让；交割

2.1 Company Shares
2.1 股份

Subject to the terms and conditions of this Agreement, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all right, title and interest in the Company Shares, as set forth opposite each Seller’s name in Schedule A, free and clear of all Encumbrances.
根据本协议条款和条件，在交割时，卖方应向买方出售、让与、转让并交付（以下统称“转让”）公司股份的所有权利、所有权及权益（该等股份如附件A各卖方名称对应栏所列示，且不附带任何权利负担），买方应向卖方购买并接受该等股份的全部权利、所有权及权益。

2.2 Purchase Consideration
2.2 收购对价

The aggregate purchase price (the “Purchase Price”) for the Company Shares shall be payable in the form of 2,320,000 newly-issued Class A Shares (the “Baiya Shares”), to be issued to the Sellers in the amounts set forth opposite each Seller’s name in Schedule 2.2 hereto.
公司股份的总收购价款（“收购价”）应以 2,320,000 股新发行的 A 类股份（“Baiya 股份”）的形式支付，该等股份将按照本协议附件 2.2 中列于各卖方姓名对应的数量发行给各卖方。

2.3 Closing
2.3 交割

The purchase and sale (the “Closing”) provided for in this Agreement will take place at such place and on such date as agreed upon by the parties, which may be no later than two business days after the date that all closing conditions set forth in Sections 10 and 11 have been satisfied or waived, or on such other date as Buyer and Sellers shall mutually agree (the “Closing Date”). The Closing may also be consummated electronically or by other means satisfactory to Buyer, Sellers and their respective counsel. The Closing shall be deemed to occur as of midnight on the Closing Date.
本协议规定的买卖（“交割”）应在双方商定的地点和日期进行，该日期不得晚于第10条和第11条规定的所有交割条件得到满足或被放弃之日后两个营业日，或在买方和卖方另行共同商定的日期（“交割日”）。交割也可以通过电子方式或买方、卖方及其各自律师满意的其他方式完成。交割应被视为在交割日午夜发生。

2.4 Closing Obligations
2.4 交割义务

At the Closing:
在交割时：

(a) Sellers shall deliver to Buyer
(a) 卖方应向买方交付：

(i) Instruments of Transfer. Certificates representing all of the Shares, free and clear of all Encumbrances, duly endorsed in blank or with a fully executed stock power attached, or duly executed instrument of share transfer with respect to the Company Shares, all in proper form for transfer and in form and substance satisfactory to Buyer;
(i) 转让文件。代表所有股份的证书，不附带任何权利负担，已适当空白背书或附有完全签署的股权转让授权书，或关于股份的适当签署的股份转让文书，所有文件均以适当的转让形式和令买方满意的形式和实质内容；

(ii) Company Records. Evidence showing that the records of the Company have been updated to reflect the transfer of ownership of the Company Shares from Sellers to the Buyer;
(ii) 公司记录。显示公司记录已更新以反映股份所有权从卖方转让给买方的证据；

(iii) Corporate Documents. A copy of the Certificate of Incorporation of the Company, or a document of similar nature, certified by the Secretary of State of the jurisdiction of its formation, as of a date not more than ten (10) days prior to the Closing Date;
(iii) 公司文件。经公司注册地所在州州务卿认证的公司注册证书（或性质类似文件），其认证日期不得早于交割日前十(10)日；

(iv) Good Standing Certificate. Certificate of good standing with respect to the Company, or a document of similar nature, issued by the Governmental Body of the jurisdiction of its formation, as of a date not more than ten (10) days prior to the Closing Date;
(iv) 良好存续证明。由公司注册地政府机构出具的公司良好存续证明（或性质类似文件），其出具日期不得早于交割日前十(10)日；

(v) Board Resolutions. A copy of the resolutions of the Company’s board of directors, certified by the secretary of the Company as having been duly and validly adopted and being in full force and affect, authorizing the execution and delivery of this Agreement and the Other Agreements to which the Company is a party and the performance by the Company of its obligations hereunder and thereunder;
(v) 董事会决议。公司董事会决议的副本，由公司秘书证明已正式有效通过并完全有效，授权签署和交付本协议及公司作为一方的其他协议，并履行公司在本协议及其他协议项下的义务；

(vi) Seller’s Consent. A copy of the consent of each Seller which is not a natural person, authorizing the execution and delivery of this Agreement and the Other Agreements to which such Seller is a party and the performance by such Seller of its obligations hereunder and thereunder;
(vi) 卖方同意书。非自然人的各卖方的同意书副本，授权签署和交付本协议及该卖方作为一方的其他协议，并履行该卖方在本协议及其他协议项下的义务；

(vii) The Employment Agreements referred to in Section 19.1;

(vii) 第19.1条所述的雇佣协议。

(viii) Other Documents. All other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 10.6; and
(viii) 其他文件。卖方根据第10.6条在交割时或之前需要交付的所有其他协议、文件、文书或证书；以及

(b) Buyer will deliver to each Seller:
(b) 买方应向各卖方交付：

(i) Purchase Price. Electronic confirmation of the deposit of the Baiya Shares into an electronic DRS account maintained on behalf of each Seller by Buyer’s transfer agent;
(i) 购买价格。以电子方式确认Baiya股份已存入买方过户代理代表各卖方维护的电子DRS账户；

(ii) Good Standing Certificate. Certificate of good standing with respect to the Buyer, issued by the Secretary of State of the jurisdiction of its formation;
(viii) 存续证明。关于买方的存续证明，由买方成立所在州的州务卿签发；

(iii) Nasdaq Listing. Evidence that a form of Nasdaq Listing of Additional Shares with respect to the Baiya Shares was filed by Buyer at least fifteen (15) days before the Closing Date and Nasdaq has closed its review of such filing or otherwise has made no comments to such filing;
(ix) 纳斯达克上市。证明母公司至少在交割日前十五(15)天提交了关于母公司股份的纳斯达克增发股票上市申请表，且纳斯达克已完成对该申请的审查或未就该申请提出任何意见的证据；

(iv) Buyer Board Resolutions. A copy of the resolutions of the Buyer’s board of directors, certified by the secretary of the Buyer as having been duly and validly adopted and being in full force and affect, authorizing the execution and delivery of this Agreement and the Other Agreements to which the Buyer is a party and the performance by the Buyer of its obligations hereunder and thereunder.
(x) 公司董事会决议。买方董事会决议的副本，由买方秘书证明已正式有效通过并完全有效，授权签署和交付本协议及买方作为一方的其他协议，并履行买方在本协议及其他协议项下的义务。

3. REPRESENTATIONS AND WARRANTIES OF EACH SELLER AS TO ITSELF
3. 各卖方就其自身的陈述与保证

Each Seller represents and warrants to Buyer as to itself, as of the date hereof and as of the Closing Date as follows:
各卖方就其自身向买方作出如下陈述和保证，截至本协议签署日及截至交割日：

3.1 Title to the Seller Shares
3.1 卖方股份的所有权

Each Seller is the lawful owner, of record and beneficially of the Seller Shares identified as being sold by Seller in Schedule A and has good and marketable title to the Seller Shares, free and clear of all Encumbrances whatsoever. Except for this Agreement, there are no agreements or understandings between either such Seller and any other Person with respect to the acquisition, disposition or voting of or any other matters pertaining to the Seller Shares and no restriction on the voting rights and other incidents of record or beneficial ownership pertaining thereto. There are no Proceedings or Orders pending or, to the Knowledge of such Seller, threatened by or against such Seller relating to the Seller Shares.
各卖方是附件A中确定为卖方出售的卖方股份的合法所有人，在记录上和实益上拥有该等股份，并对卖方股份拥有良好且可出售的所有权，且不附带任何权利负担。除本协议外，该卖方与其他任何主体之间不存在关于卖方股份的收购、处置或投票或任何其他相关事项的协议或谅解，也不存在对投票权和其他记录或实益所有权相关事项的限制。不存在与该卖方股份相关的待决或据该卖方所知被威胁的诉讼或命令。

3.2 Authority
3.2 授权

Such Seller has all requisite power and authority to execute, deliver and perform such Seller’s obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller, and constitutes a valid and binding obligation of Seller, enforceable against the Seller in accordance with its terms.
该卖方拥有签署、交付和履行其在本协议项下的义务以及完成本协议预期的交易所需的一切权力和授权。本协议已由卖方正式有效签署和交付，构成对卖方有效且有约束力的义务，可根据其条款对卖方强制执行。

3.3 Consents Required
3.3 所需同意

No consent, permit, approval, Order or authorization of or by, registration, declaration or filing with, or notification to any Governmental Body is required by or with respect to such Seller in connection with the execution and delivery of this Agreement and consummation by such Seller of the transactions contemplated hereby.
该卖方签署和交付本协议以及完成本协议预期的交易，不需要获得任何政府机构的同意、许可、批准、命令或授权，也不需要向任何政府机构进行注册、申报或提交文件或发出通知。

4. REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY AS TO THE COMPANY
4. 卖方和公司关于公司的陈述与保证

The Company and Sellers jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date as follows:
公司和卖方共同且向买方作出如下陈述和保证，截至本协议签署日及截至交割日：

4.1 Organization and Good Standing
4.1 组织架构与存续状态

(a) The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations in the Ordinary Course of Business and under its contracts. The Company is duly qualified to do business as a foreign company and is in good standing under the laws of each country, territory, state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.
(a) 公司已根据其成立地法律正式组建、有效存续且状态良好，拥有充分的公司权力和授权以开展现有业务、拥有或使用其宣称拥有或使用的财产和资产，并在正常业务过程中及根据其合同履行全部义务。公司已依法取得外国公司经营资格，并在其拥有或使用财产所在或业务性质要求的每个国家、地区、州或其他司法管辖区法律下保持良好存续状态。

(b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company, as currently in effect.
(b) 卖方已向买方提供公司现行有效的组织文件副本。

4.2 Authority; No Conflict
4.2 授权；无冲突

(a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. Sellers and the Company have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other documents required to be delivered hereunder and to perform their obligations under this Agreement.
(a) 本协议构成对公司合法、有效且有约束力的义务，可根据其条款对公司强制执行。卖方和公司拥有签署、交付本协议及本协议要求交付的其他文件并履行其在本协议项下义务的绝对且无限制的权利、权力、授权和能力。

(b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
(b) 本协议的签署与交付或任何拟议交易的完成或履行，均不会直接或间接（无论是否通知或经过时间）：

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;
(i) 违反、冲突或导致违反 (A) 公司组织文件的任何条款，或 (B) 公司董事会或股东通过的任何决议；

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or Seller, or any of the assets owned or used by the Company, may be subject;
(ii) 违反、冲突或导致违反任何法律要求或公司、卖方或公司拥有或使用的任何资产可能受约束的任何命令，或使任何政府机构或其他主体有权质疑任何拟议交易或行使救济权；

(iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
(iii) 违反、冲突或导致违反公司持有的或与公司业务或资产相关的任何政府授权的条款或要求，或使任何政府机构有权撤销、撤回、暂停、取消、终止或修改该等授权；

(iv) cause Buyer or the Company to become subject to, or to become liable for the payment of, any Tax;
(iv) 导致买方或公司承担任何纳税义务；

(v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
(v) 违反、冲突或导致违反任何适用合同的条款，或使任何主体有权宣布违约、行使救济权、加速到期或履行、或取消、终止或修改该等合同；或

(vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.
(vi) 导致对公司拥有或使用的任何资产设置或产生权利负担。

None of Sellers or the Company is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
卖方或公司均无需就本协议的签署与交付或任何拟议交易的完成或履行向任何主体发出通知或取得同意。

4.3 Capitalization
4.3 股权结构

Each Seller is and will be on the Closing Date the record and beneficial owner and holder of the Seller Shares, free and clear of all Encumbrances. All the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or has any Contract to acquire, any equity securities or other securities of any Person (other than the Company) or any direct or indirect equity or ownership interest in any other business.
各卖方在交割日应为卖方股份的记录和实益所有人及持有人，且该等股份不附带任何权利负担。公司所有已发行股权证券均已获正式授权和有效发行，且全额缴付并无额外缴付义务。不存在与公司任何股权证券或其他证券发行、出售或转让相关的合同。公司已发行股权证券或其他证券的发行均未违反《证券法》或其他法律要求。公司不拥有或签订任何合同以收购任何其他主体（公司除外）的股权证券或其他证券，或任何其他业务的直接或间接股权或所有权权益。

4.4 Financial Statements
4.4 财务报表

Sellers have delivered to Buyer the unaudited consolidated balance sheets of the Company as at December 31, 2024 (the “Latest Balance Sheet”), and the related consolidated statements of income. Such financial statements fairly present the financial condition and the results of operations of the Company as at the respective dates of and for the periods referred to in such financial statements. The financial statements referred to in this Section 4.4 reflect the consistent application of such accounting principles throughout the periods involved.
卖方已向买方提供公司截至2024年12月31日的未经审计合并资产负债表（“最新资产负债表”）及相关合并利润表。该等财务报表公允反映了公司在报表日期及期间的财务状况和经营成果。第4.4条所述的财务报表在所有相关期间均一贯适用所述会计准则。

4.5 Books and Records
4.5 账簿与记录

The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all those books and records will be in the possession of the Company.
公司的会计账簿、会议记录簿、股东名册及其他记录（均已提供给买方）完整且准确。公司会议记录簿包含股东、董事会及其委员会所有会议及公司行动的准确完整记录，且所有该等会议均已制作记录并载入会议记录簿。交割时，所有该等账簿和记录均应由公司持有。

4.6 Condition and Sufficiency of Assets
4.6 资产状况与充足性

The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company’ businesses after the Closing in substantially the same manner as conducted prior to the Closing.
公司的建筑物、厂房、构筑物和设备结构完好、运行状态和维修状况良好，适合当前用途，且除性质或成本不重大的日常维护和修理外，均无需维护或修理。公司的建筑物、厂房、构筑物和设备足以支持公司在交割后以与交割前基本相同的方

4.7 Accounts Receivable
4.7 应收账款

All accounts receivable of the Company that are reflected on the Latest Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Latest Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a Material Adverse Change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
公司最新资产负债表或截至交割日公司会计记录中反映的所有应收账款（统称“应收账款”）均代表正常业务过程中实际销售或服务产生的有效债务。除非在交割日前已支付，否则应收账款在交割日应为或将成为当期可收回款项（扣除最新资产负债表或截至交割日公司会计记录中显示的相应准备金，该等准备金计提充足且与以往做法一致，且截至交割日的准备金占应收账款的比例不超过最新资产负债表所示比例，且不构成应收账款账龄结构的重大不利变化）。在扣除该等准备金后，每笔应收账款均已在或将在首次到期应付后九十天内全额收回，且无任何抵销。除正常业务过程中的退货外，不存在任何与应收账款债务人签订的关于应收账款金额或效力的争议、索赔或抵销权合同。

4.8 Inventory
4.8 存货

All inventory of the Company, whether or not reflected in the Latest Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Latest Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.
公司所有存货（无论是否反映在最新资产负债表中）均具有可在正常业务过程中使用和销售的质量与数量，但已过时或低于标准质量的物品除外，该等物品已在最新资产负债表或截至交割日的公司会计记录中按可变现净值核销或减值。每项存货（无论是原材料、在制品还是产成品）的数量均不过剩，且在当前公司情况下属于合理范围。

4.9 No Undisclosed Liabilities
4.9 无未披露负债

The Company have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Latest Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.
公司不存在任何性质的负债或义务（无论已知或未知、绝对、应计、或有或其他），但最新资产负债表已反映或计提的负债和义务以及自该表日期后在正常业务过程中产生的流动负债除外。

4.10 Taxes
4.10 税务

(a) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate and are at least equal to the Company’s liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Latest Balance Sheet.
(a) 公司账簿中有关税费的计提、应计和准备金充足，至少等于公司的纳税义务。除最新资产负债表披露外，不存在任何针对公司的拟议税务评估。

(b) All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(b) 公司根据法律要求应代扣代缴的所有税款均已按规定扣缴或收取，并已按要求支付给相关政府机构或其他主体。

(c) There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.
(c) 不存在任何要求公司在本协议签署后支付款项的税务分摊协议。

(d) The Company has not received any notice that any of its Tax Returns has been examined by any Governmental Body within the past 6 years.
(d) 公司未收到任何关于其纳税申报在过去6年内被政府机构稽查的通知。

4.11 No Material Adverse Change
4.11 无重大不利变化

Since the date of the Latest Balance Sheet, there has not been any Material Adverse Change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a Material Adverse Change.
自最新资产负债表日期以来，公司的业务、运营、财产、前景、资产或状况未发生任何重大不利变化，也不存在可能导致该等变化的事件或情形。

4.12 Compliance With Legal Requirements; Governmental Authorizations
4.12 法律合规；政府授权

(a) The Company has been and is in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
(a) 公司始终完全遵守对其或其业务经营或资产所有权/使用适用的所有法律要求；

(b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and
(b) 不存在任何可能导致公司违反法律要求或需承担补救措施费用的事件或情形；

(c) The Company has not received, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
(c) 公司未收到任何政府机构或其他主体关于(A)实际或潜在违反法律要求，或(B)公司需承担补救措施费用的通知或通讯。

(d) Each Governmental Authorization held or required to be held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company is valid and in full force and effect.
(d) 公司持有或需持有的与其业务或资产相关的所有政府授权均有效且具有完全效力。

(e) The Company has been and is in full compliance with all of the terms and requirements of each Governmental Authorization held or required to be held by it or that otherwise relates to the business of, or to any of the assets owned or used by, it;
(e) 公司始终完全遵守其持有或需持有的所有政府授权的条款和要求；

(f) No event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization held or required to be held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, it, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization held or required to be held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, it;
(f) 不存在任何可能导致公司违反政府授权要求或导致授权被撤销、修改的事件或情形；

(g) The Company has not received, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and
(g) 公司未收到任何关于违反政府授权或授权被撤销、修改的通知；

(h) All applications required to have been filed for the renewal of the Governmental Authorizations referred to above have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.
(h) 所有政府授权的续期申请均已按时向相关政府机构提交。

The Company has been granted all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Company to own and use their assets in the manner in which they currently own and use such assets.
公司已获得所有必要的政府授权，使其能够合法开展当前业务并以现有方式拥有和使用资产。

4.13 Legal Proceedings; Orders
4.13 法律程序；法令

(a) There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of each Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.
(a) 不存在任何针对公司或涉及公司业务/资产的未决法律程序，也不存在可能阻止、延迟或干扰拟议交易的法律程序。据卖方和公司所知，(1)不存在任何该等法律程序的威胁，(2)也不存在可能引发该等法律程序的事件或情形。

(b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. Neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company. To the Knowledge of each Seller and the Company, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.
(b) 公司及其资产不受任何法令约束。卖方也不受任何与公司业务或资产相关的法令约束。据卖方和公司所知，公司高管、董事、代理人或员工均不受任何限制其从事公司业务活动的法令约束。

(c) The Company is in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject. No event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject. The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.
(c) 公司完全遵守所有适用的法令要求。不存在任何可能导致违反法令的事件或情形。公司未收到任何关于违反法令的通知或通讯。

4.14 Absence of Certain Changes and Events
4.14 特定变更与事件的缺失

Since the date of the Latest Balance Sheet, the Company has conducted their businesses only in the Ordinary Course of Business and there has not been any:
自最新资产负债表日期以来，公司仅在正常业务过程中运营业务，且未发生以下任何情况：

(a) change in the Company’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
(a) 公司授权或已发行股本的变更；授予任何购买公司股份的期权或权利；发行任何可转换证券；授予任何注册权；公司回购、赎回或取得任何股份；或宣布或支付任何股息或其他分配；

(b) amendment to the Organizational Documents of the Company;
(b) 公司组织文件的修改；

(c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;
(c) 公司向股东、董事、高管或(正常业务过程外的)员工支付或增加奖金、薪酬，或与任何董事、高管或员工签订雇佣、离职补偿等类似合同；

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;
(d) 采用或增加任何利润分享、奖金、递延薪酬、储蓄、保险、养老金、退休或其他员工福利计划；

(e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;
(e) 公司资产或财产的损坏、毁坏或损失(无论是否投保)，对公司整体财产、资产、业务、财务状况或前景造成重大不利影响；

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $200,000.00;
(f) 签订、终止或收到终止通知：(i)任何许可、经销、经销商、销售代表、合资、信贷或类似协议，或(ii)任何涉及公司至少20万美元剩余承诺的合同或交易；

(g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;
(g) 出售(正常业务过程中的存货销售除外)、租赁或以其他方式处置公司任何资产，或对公司任何重要资产设置抵押、质押或其他权利负担，包括知识产权的处置；

(h) cancellation or waiver of any claims or rights with a value to the Company in excess of $200,000.00;
(h) 放弃任何对公司价值超过20万美元的索赔或权利；

(i) material change in the accounting methods used by the Company; or
(i) 公司会计政策的重大变更；或

(j) agreement, whether oral or written, by the Company to do any of the foregoing.
(j) 公司达成(无论是口头还是书面)进行上述任何行为的协议。

4.15 Contracts; No Defaults
4.15 合同；无违约

Seller has delivered to Buyer copies, including all schedules, exhibits and amendments, of all Contracts to which the Company is a party or to which the business of the Company is subject involving either (a) obligations (contingent or otherwise) of, or the possibility of payments to, the Company in excess of $200,000.00, (b) actual or purported restrictions on the ability of the Company to compete in any line of business or with any Person or in any geographic area during any period of time, or (c) actual or purported restrictions on the prices the Company may charge for its products or services.
卖方已向买方提供公司作为签约方或业务涉及的所有合同副本（包括所有附表、附件和修正案），包括：(a)公司义务（或可能的付款）超过20万美元的合同；(b)对公司业务竞争能力、竞争对象或竞争地域进行实际或声称限制的合同；(c)对公司产品或服务定价进行实际或声称限制的合同。

Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect.
每份重大合同均依其条款对公司有效且有约束力，并具有完全效力。

The Company is not in material breach or violation of any Material Contract and no event has occurred which, with the giving of notice or the passage of time, would result in a default or violation thereunder.
公司未对任何重大合同构成重大违约或违规，且不存在经通知或时间推移可能导致违约或违规的事件。

To each Seller’s and the Company’s Knowledge, no other party to any Material Contract is in material breach or violation of that Contract and no event has occurred which, with the giving of notice or the passage of time, would result in a default or violation thereunder.
据卖方和公司所知，重大合同的其他签约方亦未构成重大违约或违规，且不存在经通知或时间推移可能导致违约或违规的事件。

Seller and the Company have no reason to believe that there is a reasonable likelihood that any party to any Material Contract will be unable to or will choose to not comply with the terms of any Material Contract.
卖方和公司无理由认为任何重大合同签约方可能无法或选择不遵守合同条款。

The Company has not received from any party to a Material Contract any notice of any intention to terminate any Material Contract.
公司未收到任何重大合同签约方发出的终止合同意向通知。

All Contracts of the Company relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.
公司所有与产品销售、设计、制造或服务提供相关的合同均系正常业务过程中签订，且签订过程中不存在单独或与他人共同实施的、或支付/承诺支付任何对价的、违反法律要求的行为。

4.16 Insurance
4.16 保险

(a) Sellers have delivered to Buyer: true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the years preceding the date of this Agreement; insurance; and true and complete copies of all pending applications for policies of any statement by the auditor of the Company’s financial statements with regard to the adequacy of such entity’s coverage or of the reserves for claims.
(a) 卖方已向买方提供：公司作为签约方的所有保单真实完整副本；公司或其董事在本协议签署日前数年内的承保记录；公司财务报表审计师关于承保范围或索赔准备金充足性的声明副本；以及所有待决保单申请副本。

(b) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company: (A) are valid, outstanding, and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed; (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound; (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.
(b) 所有与公司相关的保单：(A)有效、存续且可执行；(B)由财务稳健的知名保险公司签发；(C)共同为公司资产和运营提供充分保障；(D)足以满足法律和合同要求；(E)拟议交易完成后继续有效；(F)不含追溯性保费调整条款。

(c) None of Sellers or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.
(c) 卖方或公司均未收到：(A)拒保通知或附权利保留的辩护通知；(B)保单取消或不再续保的通知。

(d) The Company has paid all premiums due, and have otherwise performed all their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.
(d) 公司已按时缴纳所有到期保费，并履行了各保单项下的其他义务。

(e) The Company has given notice to the insurer of all claims that may be insured thereby.
(e) 公司已就所有可保索赔向保险公司发出通知。

4.17 Employees
4.17 员工

No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person (the “Proprietary Rights Agreement”) that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director.
公司员工或董事未签订任何可能不利影响(i)其履职或(ii)公司业务能力的保密、竞业限制或专有权协议（包括与卖方或公司签订的此类协议）。

To each Seller’s Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.
据卖方所知，公司董事、高管或其他关键员工均无终止雇佣关系的意向。

4.18 Labor Relations; Compliance
4.18 劳动关系；合规

The Company is not a party to any collective bargaining or other labor Contract.
公司未签订任何集体谈判协议或其他劳动合同。

There is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any relevant Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent.
不存在(a)罢工、怠工、纠察、停工或员工申诉程序；(b)涉嫌违反劳动法规的法律程序；(c)集体谈判代理人认证申请。

No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute.
不存在可能导致停工或其他劳资纠纷的事件或情形。

There is no lockout of any employees by the Company, and no such action is contemplated by the Company.
公司未实施闭厂，也无此计划。

The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.
公司完全遵守所有劳动相关法律法规。

The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
公司不存在因违反前述法规而产生的赔偿、罚款等支付责任。

4.19 Intellectual Property
4.19 知识产权

(a) Intellectual Property Assets. The term “Intellectual Property Assets” includes: (i) fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (ii) all patents, patent applications, and inventions and discoveries that may be patentable; (iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; and (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints; owned, used, or licensed by the Company as licensee or licensor.
(a) 知识产权资产。术语“知识产权资产”包括：(i)虚构商号、商业名称、已注册和未注册商标、服务标志及申请；(ii)所有专利、专利申请以及可申请专利的发明和发现；(iii)已发表和未发表作品的全部版权；(iv)掩模作品的所有权利；(v)公司作为被许可方或许可方拥有、使用或许可的所有专有技术、商业秘密、机密信息、客户名单、软件、技术信息、数据、工艺技术、计划、图纸和蓝图。

(b) Agreements. Seller has provided to Buyer copies of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $100,000.00 under which the Company is the licensee. There are no outstanding and no Threatened disputes or disagreements with respect to any such agreement.
(b) 协议。卖方已向买方提供公司与知识产权资产相关的所有合同副本（产品销售的默示许可和公司作为被许可方的价值低于10万美元的常用软件永久授权除外）。不存在与该等协议相关的未决或潜在纠纷。

(c) Necessary for the Business. The Intellectual Property Assets are all those necessary for the operation of the Company’s businesses as they are currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets. All former and current employees of the Company have executed written Contracts with the Company that assign to the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.
(c) 业务必需性。知识产权资产是公司当前业务运营所必需的全部资产。公司对每项知识产权资产拥有完整的所有权且无权利负担，有权无偿使用所有知识产权资产。公司所有现职和前员工均已签署书面合同，将与公司业务相关的发明、改进、发现或信息的所有权利转让给公司。公司员工未签订任何限制其工作范围或要求其向第三方披露工作信息的合同。

4.23 Certain Payments
4.23 特定付款

Neither the Company or director, officer, agent, or employee of the Company, or to each Seller’s or the Company’s Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.
公司及其董事、高管、代理人或员工，或据卖方或公司所知代表公司行事的任何其他人士，均未直接或间接(a)以金钱、财产或服务形式向任何公私主体提供好处（包括为获取业务优惠、特殊待遇或违反法律规定）；(b)设立或维持任何未入账的基金或资产。

4.20 Disclosure
4.20 披露

(a) No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
(a) 卖方在本协议中的陈述与保证无重大事实遗漏，不致产生误导。

(b) There is no fact known to Seller that has specific application to Seller or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as each Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company (on a consolidated basis) that has not been set forth in this Agreement.
(b) 除一般经济或行业状况外，卖方已知且对本协议未披露的、对公司资产、业务、前景、财务状况或经营成果产生重大不利影响或威胁的特定事实。

4.21 Relationships With Related Persons
4.21 关联人士关系

None of Sellers or any Related Person of each Seller or of the Company has, or since January 1, 2024 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business.
自2024年1月1日起，卖方及任何关联人士在公司业务相关财产中均无权益。

None of Sellers or any Related Person of each Seller or of the Company is, or since the first day of the next to last completed fiscal year of the Company has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a “Competing Business”) in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.
卖方及关联人士未持有与公司有非正常商业往来或构成竞争的商业实体的权益（公开交易的竞争企业不足1%股权除外）。

None of Sellers or any Related Person of each Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.
卖方及关联人士未与公司签订任何合同或对公司享有任何索赔权。

4.22 Brokers or Finders
4.22 经纪人或中间人

Sellers have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
卖方未因本协议产生任何经纪佣金或类似费用的支付义务。

4.23 Investment Representations
4.23 投资陈述与保证

Each Seller represents and warrants to Buyer as follows:
各卖方向买方作出如下陈述与保证：

(a) Seller is acquiring the Baiya Shares for Seller’s own account, for investment and not for distribution or resale to others.
(a)  卖方系为自身投资目的购买Baiya股份，而非出于分销或转售目的；

(b) Seller consents to the placement of a legend on any certificate or other document evidencing the Baiya Shares substantially in the form set forth in Section 6.10 of this Agreement. Additionally, specific share release rules are detailed in Schedual B.
(b) 卖方同意在Baiya股份的权属证书或其他证明文件上加注限制性图例，其内容应基本符合本协议第6.10条规定之格式；此外，具体的股份解禁规则详见附件B。

(c) Seller is not acquiring the Baiya Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.
(c) 卖方确认本次Baiya股份收购交易（或系列交易中的单项交易）不构成规避《证券法》注册要求的计划或安排；

(d) Seller has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by this Agreement.
(d) 卖方在财务、证券、投资及其他商业领域具备充分的知识与经验，足以保障其在本协议项下交易中的合法权益；

(e) Seller has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Baiya Shares.
(e) 卖方已就其投资Baiya股份事宜，在认为必要的范围内征询了税务、法律、会计及财务顾问的专业意见；

(f) Seller understands the various risks of an investment in the Baiya Shares and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Baiya Shares.
(f) 卖方充分知悉投资Baiya股份的各类风险（包括但不限于可能损失全部投资的风险），并具备无限期承担该等风险的经济能力。

(g) Seller has had access to Buyer’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Buyer that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Baiya Shares.
(g) 卖方已获取买方提交SEC的公开报告，并在交易过程中取得其要求的所有其他公开信息，该等信息足以评估投资风险。

(h) Seller has been afforded the opportunity to ask questions of and receive answers concerning Buyer and the terms and conditions of the issuance of the Baiya Shares.

(h) 卖方已获得就买方情况及Baiya股份发行条款进行提问并获得解答的机会。

(i) Seller is not relying on any representations and warranties concerning Buyer made by Buyer or any officer, employee or agent of Buyer, other than those contained in this Agreement.

(i) 卖方未依赖本协议外任何关于买方的陈述与保证。

(j) Seller will not sell or otherwise transfer the Baiya Shares unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

(j) 卖方不得转让Baiya股份，除非(A)完成证券法注册或(B)适用注册豁免。

(k) Seller represents that the address furnished on the signature page is the principal residence of Seller.

(k) 卖方声明签署页所载地址为其主要居所。

(l) Seller understands and acknowledges that the Baiya Shares have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Buyer that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

(l) 卖方确认Baiya股份未获任何证券监管机构推荐，且该等机构未确认所提供信息的准确性，虚假陈述将构成刑事犯罪。

(m) Seller is an Accredited Investor as that term is defined in Regulation D of the Exchange Act, and is able to protect its interests in connection with the acquisition of the Baiya Shares and can bear the economic risk of investment in such securities without producing a Material Adverse Change in respect of Seller’s financial condition. Seller has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of the investment in the Baiya Shares.

(m) 卖方符合《交易法》条例D定义的“合格投资者”标准，具备评估Baiya股份投资价值与风险的知识经验，且投资不会对其财务状况造成重大不利影响。

Each Seller who is not a U.S. person further represents and warrants to Buyer as follows:

每位非美国人士的卖方进一步向买方作出如下陈述与保证：

(n) Seller is not a U.S. person and is not purchasing the Baiya Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

(n) 卖方非美国人士，且非为美国人士账户或利益购买Baiya股份，亦不拟向美国人士分销。

(o) Seller will make all subsequent offers and sales of the Baiya Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, Seller will not resell the Baiya Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(o) 卖方承诺所有后续Baiya股份的要约与销售将：(x) 在美国境外依照S条例进行；(y) 根据《证券法》完成注册后实施；或(z) 适用《证券法》注册豁免。具体而言，在自交割日起至其后一周年止的“分销合规期”内，卖方不得向任何美国人士或在美国境内转售Baiya股份，除非依据《证券法》完成注册或适用注册豁免。

(p) Seller has no present intention to sell the Baiya Shares in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Baiya Shares and is not acting as a distributor of such securities.
(p) 卖方目前无在美国境内或向美国人士转让股份的预定计划，未做相关安排，且非作为证券分销商行事。

(q) Seller, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Baiya Shares at any time after the Closing Date through the Distribution Compliance Period.
(q) 卖方保证：自交割日起至分销合规期结束期间，卖方及其关联方或任何代表人均不会在美国境内就Baiya股份订立看跌期权、建立空头头寸或采取其他类似金融工具或头寸安排；

(r) Seller, its Affiliates nor any Person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Baiya Shares at any time after the Closing Date through the Distribution Compliance Period.
(r) 卖方及其关联方或任何代表方均未且无意在交割日至分销合规期结束期间，就Baiya股份在美国境内订立任何看跌期权、建立空头头寸或采用其他类似金融工具或头寸安排。

5. 买方的陈述与保证
5. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as of the date hereof and as of the Closing Date as follows:
买方就本协议签署日及交割日向卖方作出如下陈述与保证：

5.1 组织架构与存续状态
5.1 Organization and Good Standing

Buyer is a corporation organized, validly existing, and in good standing under the laws of Cayman Islands.买方是根据开曼法律正式组建、有效存续且状态良好的公司。

5.2 授权；无冲突
5.2 Authority; No Conflict

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(a) 本协议构成对买方具有法律约束力的有效义务，可依协议条款对买方强制执行。买方具备签署及交付本协议并履行协议义务的完全权利、权限及法律行为能力。

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer’s Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject or bound.
(b) 买方签署并交付本协议或完成本协议项下任何交易，均不会因下列事由导致任何第三方获得阻止、延迟或干扰交易的权利：(i) 买方组织章程文件之任何规定；(ii) 买方董事会或股东会通过之任何决议；(iii) 买方须遵守之任何法律法规或司法命令。

(c) No consent, permit, approval, Order or authorization of or by, registration, declaration or filing with, or notification to any Governmental Body is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and consummation by Buyer of the transactions contemplated hereby, except for such filings as may be required to be made to NASDAQ in connection with the issuance of the Baiya Shares to Sellers.
(c) 除因向卖方发行Baiya股份需向纳斯达克交易所履行相关备案程序外，买方签署并交付本协议及完成协议拟议交易，无需取得任何政府机构的审批、许可或备案，亦无需向任何政府部门进行登记申报或通知。

5.3 经纪人或中间人
5.3 Brokers or Finders

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.
买方及其高级管理人员与授权代表均未就本协议项下交易产生任何经纪佣金、中间人费用或其他类似款项的支付义务（无论是或然性义务还是确定性义务）。

5.4 纳斯达克上市
5.4 Nasdaq Listing

The Baiya Shares, upon the issuance thereof to Sellers under this Agreement, will be duly authorized for listing on NASDAQ, subject to all necessary regulatory approvals.
根据本协议向卖方发行的Baiya股份，在获得所有必要监管批准后，将正式获准在纳斯达克证券交易所挂牌交易。

5.5 SEC备案文件
5.5 SEC Filings

Buyer has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC (the “SEC Filings”) since January 1, 2024.
自2024年1月1日起，买方已向美国证券交易委员会（SEC）提交或提供了所有应当申报的注册声明、招股说明书、定期报告、附表、表格及其他文件材料（包括附件及通过引用方式并入的所有信息）（统称“SEC申报文件”）。

5.6 特定法律程序
5.6 Certain Proceedings

Except as disclosed in the SEC Filings, there is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.
除SEC申报文件已披露的内容外，目前不存在针对买方提起的、可能对拟议交易产生阻碍、延迟、非法化或其他干扰效果的未决法律程序。

6 .. COVENANTS OF SELLER
6. 卖方的承诺

6.1 Access and Investigation
6.1 尽职调查配合

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Buyer and its Representatives (collectively, “Buyer’s Advisors”) full and free access to the Company’s personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer’s Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer’s Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.
自本协议签署之日起至交割日（定义见本协议）期间，卖方应当且应当促使公司及其代表：
(a) 为买方及其代表（合称“买方顾问”）提供全面且不受限制的尽职调查权限，包括接触公司人员、资产、合同、账簿记录及其他文件与数据；(b) 应买方合理要求，向买方顾问提供所有前述合同、账簿记录及其他现有文件与数据的副本；(c) 向买方顾问提供买方合理要求的其他财务、运营数据及相关信息。

6.2 Operation of the Businesses of the Company
6.2 公司业务运营

Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:
自本协议签署之日起至交割日期间，卖方应且应促使公司：

(a) conduct the business of the Company only in the Ordinary Course of Business;
(a) 仅以正常业务流程开展公司业务；

(b) not enter into (i) any transaction other than in the Ordinary Course of Business, (ii) any transaction which is not at arms-length with unaffiliated third Persons or (iii) any transaction with any Affiliate;
(b) 不得进行：(i) 非正常业务范围内的交易；(ii) 与非关联第三方的非公允交易；或(iii) 与任何关联方的交易；

(c) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;
(c) 尽最大努力保持公司现有组织架构完整，留任现有高级管理人员、员工和代理人，并维持与供应商、客户、房东、债权人、员工、代理人及其他业务往来方的关系和商誉；

(d) confer with Buyer concerning operational matters of a material nature; and
(d) 就重大运营事项与买方协商；以及

(e) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Company.
(e) 定期向买方报告公司的业务、运营及财务状况。

6.3 Negative Covenant
6.3 禁止性承诺

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.13 is likely to occur.
除本协议明确允许外，自本协议签署之日起至交割日期间，未经买方事先同意，卖方不得且应促使公司不得采取任何积极行动，或在其控制范围内未能采取合理行动，以致可能导致第4.13条所列的任何变更或事件发生。

6.4 Required Approvals
6.4 审批义务

As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, obtain any consents and approvals of, or effect the notification of or filing with, each Person, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Contemplated Transactions, to obtain any consent that may be required from a party to an agreement with the Company that may give such party a right to cancel such agreement as a result of the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, cooperate with Buyer with respect to all consents, approvals or filings that Buyer elects to make or obtain or is required by Legal Requirements to make or obtain in connection with the Contemplated Transactions.
在本协议日期后尽可能切实可行的时间内，卖方应促使并确保公司获得以下各项：为允许完成拟议交易所需取得的各方（无论是私营实体或政府机构）的同意和批准，或完成向相关方的通知或备案；以及从与公司存在协议关系的第三方处获取可能要求的同意——若该协议因拟议交易而赋予第三方终止协议的权利。在本协议签署日至交割日期间，卖方应促使并确保公司配合买方完成以下事项：买方选择进行或法律要求买方进行的所有与拟议交易相关的同意、批准或备案程序。

6.5 Notification
6.5 重大事项通知

Between the date of this Agreement and the Closing Date, Sellers will promptly notify Buyer in writing if Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller’s or the Company’s representations and warranties as of the date of this Agreement, or if Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.
自本协议签署之日起至交割日期间，若卖方或公司知悉任何导致或构成卖方或公司陈述与保证不实的事实或情况，或在本协议签署后发生任何（除本协议明确预期外）若该陈述与保证在事实发生或发现时作出将导致或构成不实的事实或情况，卖方应立即书面通知买方。

6.6 No Negotiation
6.6 排他性谈判

(a) Until such time, if any, as this Agreement is terminated pursuant to Section 12, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.
(a)在本协议根据第12条终止前，卖方不得且应促使公司及其各授权代表不得直接或间接：(a) 向任何第三方（买方除外）招揽、发起、鼓励或诱使任何询价或提议；(b) 就下列涉及公司的交易进行讨论、谈判或提供非公开信息：(i) 公司业务或资产（正常经营过程除外）的出售；(ii) 任何公司股本的转让；或 (iii) 与公司相关的合并、兼并、业务组合或类似交易；或 (c) 考虑任何未经请求的上述询价或提议的可行性。

(b) Public Announcements Sellers shall not issue any such press release or make any such public statement without the prior consent of Buyer, except as may be required by applicable law.
(b) 卖方未经买方事先书面同意，不得发布任何新闻稿或公开声明，但根据适用法律要求的情形除外。

6.7 Stockholder Covenant
6.7 股东承诺

Each Seller shall not (i) sell, transfer, assign, tender, create an Encumbrance upon or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, assignment, tender, Encumbrance or other disposition of any of the Sellers Shares or (ii) grant any proxies with respect to any of the Sellers Shares, deposit any of the Seller Shares into a voting trust or enter into a voting or option agreement with respect to any of the Sellers Shares.
各卖方不得：(i) 出售、转让、让与、要约出售、设定权利负担（包括但不限于质押、抵押等）或以其他方式处置（以下简称“处置行为”）其持有的任何卖方股份（以下简称“标的股份”），或就标的股份的处置行为订立任何合同、期权或其他协议；或 (ii) 就标的股份授予任何投票代理权、将标的股份存入表决权信托，或订立与标的股份相关的表决权协议或期权协议。

6.8 Best Efforts
6.8 最大努力义务

Between the date of this Agreement and the Closing Date, each Sellers will use its Best Efforts to cause the conditions in Section 10 to be satisfied.
自本协议签署之日起至交割日期间，各卖方应尽合理最大努力（定义见本协议第X条）促使满足第10条约定的全部先决条件。

6.9 Release
6.9 责任免除

After the Closing Date, (a) none of Buyer, any Related Party of Buyer nor the Company will have any debt, obligation or liability to any Seller, and (b) each Seller on behalf of itself and all of its Related Parties, hereby, upon Closing, unconditionally releases and discharges Buyer, all of Buyer’s Related Parties and the Company from any and all claims, debts, obligations and liabilities, whether known or unknown, contingent or non-contingent, at law or in equity, in each case arising from or in connection with such Seller’s ownership of the Company; provided, however, that nothing in this Section 7.9 shall terminate or release Buyer’s obligations to Seller under this Agreement.
交割完成后：(a) 买方、买方任何关联方及公司均不再对任何卖方承担任何性质的债务、义务或责任；(b) 各卖方在此不可撤销地代表其自身及全部关联方，于交割时无条件且永久地豁免及解除买方、买方全部关联方及公司因该卖方持有公司股权所引起或与之相关的一切索赔、债务、义务及责任（无论已知或未知、或然或既存、基于普通法或衡平法）；但本第6.9条不影响买方在本协议项下对卖方所负的义务。

6.10 Securities Laws; Restrictions on Transfers
6.10 证券法规；转让限制

Each Seller acknowledges and understands that until such time as the same is no longer required under the requirements of the Securities Act or applicable state securities laws, the certificates representing the Baiya Shares, and all certificates representing any securities issued in exchange thereof or in substitution therefor, will bear the following legend:
各卖方确认并同意：在《1933年美国证券法》（简称“《证券法》”）或适用州证券法规定的期限内，所有代表母公司股份的证书及因交换、替代而发行的任何证券证书上，均须显著标注以下限制性说明：

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF BAIYA INTERNATIONAL GROUP INC.  (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT (“REGULATION S”), (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO ANOTHER EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSE (C)(2) OR (D) (OR IF REQUIRED BY THE CORPORATION, OR ITS TRANSFER AGENT, CLAUSE (B)) ABOVE, THE HOLDER HAS PROVIDED TO THE CORPORATION A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT THE SALE OF SUCH SECURITIES IS NOT REQUIRED TO BE REGISTERED UNDER THE U.S. SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

“本证书所代表的证券未经修订的《1933年美国证券法》（简称“美国证券法”）或任何州证券法注册。持有人通过取得本证券，为CHIJET MOTOR COMPANY INC.（简称“公司”）的利益特此同意，该等证券仅可通过以下方式要约、出售、质押或以其他方式转让：(A) 向公司转让；(B) 根据美国证券法下《条例S》第904条（简称“条例S”）在美国境外转让；(C) 依据(1) 美国证券法第144A条规则或(2) 美国证券法第144条规则（如适用）转让；或(D) 根据美国证券法下其他注册豁免或除外条款转让，且在任何情况下均需符合所有适用的州证券法规定。对于依据上述(C)(2)或(D)项（或公司或其过户代理人要求的(B)项）进行的转让，持有人必须向公司提供由公认资质的律师出具的法律意见书，或使公司合理满意的其他证明文件，以说明该证券的销售无需根据美国证券法或相关州证券法进行注册。”

7. RESERVED
7. 交割后承诺

8. TAX MATTERS
8. 税务事项

9.1 Cooperation on Tax Matters
9.1 税务事项合作

Commencing on the Closing Date, Buyer, on the one hand, and Sellers, on the other hand, shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing and execution of Tax Returns and any audit, litigation or other proceeding with respect to Taxes, in each case, in respect of any period ending prior to or on the Closing Date.
自交割日起，买方和卖方应根据对方合理要求，就截至交割日或之前的期间的纳税申报表的提交和执行以及任何税务审计、诉讼或其他程序进行充分合作。

9.2 Sales and Transfer Taxes
9.2 销售及转让税

All sales, transfer and other Taxes (including all stock transfer Taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Sellers, and Sellers shall, at each Seller’s own expense, file all necessary Tax Returns and other documentation with respect to all such sales and transfer Taxes.
因本协议及拟议交易产生的一切销售税、转让税及其他税费（包括股票转让税，如有）（统称“交易税费”）均应由卖方全额承担。卖方应自行承担费用，就全部交易税费提交完整、准确的税务申报文件，并办理相关税务登记或备案手续。

10. CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE
10. 买方交割义务的先决条件

Buyer’s obligation to purchase the Company Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):
买方购买股份及履行交割时其他义务的前提是，在交割时或之前满足下列全部条件（买方可全部或部分豁免任一条件）：

10.1 Accuracy of Representations
10.1 陈述的准确性

All of Sellers’ representations and warranties in this Agreement (considered collectively), and each of those representations and warranties (considered individually)(without giving effect to any qualification contained therein as to materiality, including the phrases “material”, “in all material respects” and “Material Adverse Change”), must have been accurate in all respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
卖方在本协议中的所有陈述与保证（整体考量）及每一项陈述与保证（单独考量）（不考虑其中关于重大性的限定，包括“重大”、“在所有重大方面”和“重大不利变化”等表述），必须在本协议签署日在所有方面均准确无误，且截至交割日必须在所有重大方面准确无误，如同在交割日作出一般。

10.2 Seller’s Performance
10.2 卖方的履约

All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.
卖方根据本协议在交割时或之前需履行或遵守的所有承诺和义务（整体考量）及每一项承诺和义务（单独考量），必须在所有方面均已得到适当履行和遵守。

10.3 Authorization
10.3 授权

All action necessary to authorize the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by each of them, and Sellers shall have full power and authority or capacity to enter into this Agreement and to consummate the transactions contemplated hereby on the terms provided herein.
卖方为授权签署、交付和履行本协议及完成拟议交易所必需的所有行动均应已得到正式有效采取，且卖方应拥有签署本协议并根据本协议条款完成拟议交易的充分权力、授权和能力。

10.4 Consents and Approvals
10.4 同意与批准

Buyer shall have received duly executed copies of all consents and approvals required for or in connection with the execution and delivery by each Seller of this Agreement, for the consummation of the transactions contemplated hereby, and the continued conduct of the business of the Company as previously conducted, each in form and substance satisfactory to Buyer.
买方应已收到经正式签署的所有同意和批准文件副本，这些文件是卖方签署和交付本协议、完成拟议交易以及公司继续按原有方式开展业务所必需或与之相关的，且每份文件的形式和内容均令买方满意。

10.5 Government Consents, Authorizations, Etc
10.5 政府同意、授权等

All consents, authorizations, orders and approvals of, filings or registrations with and the expiration of all waiting periods imposed by, any third Person, including any Governmental Body, which are required for or in connection with the execution and delivery by the parties of this Agreement and the consummation by the parties of the transactions contemplated hereby and in order to permit or enable the Company to conduct their business after the Closing in substantially the same manner as previously conducted shall have been obtained or made, in form and substance reasonably satisfactory to Buyer, and shall be in full force and effect.
所有第三方（包括任何政府机构）的同意、授权、命令和批准、提交或注册文件以及所有等待期的届满（这些是各方签署和交付本协议、完成拟议交易以及使公司能够在交割后基本按原有方式开展业务所必需或与之相关的），均应已获得或完成，其形式和内容令买方合理满意，并且完全有效。

10.6 Additional Documents
10.6 额外文件

Each of documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller’s representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 10, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions must have been delivered to Buyer.
买方为以下目的合理要求的每份文件必须已交付给买方：(i)证明卖方任何陈述与保证的准确性；(ii)证明卖方履行或遵守了需由其履行或遵守的任何承诺或义务；(iii)证明第10条所述任何条件的满足；或(iv)其他有助于完成或履行任何拟议交易。

10.7 No Proceedings
10.7 无诉讼

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
自本协议签署日起，不得有已启动或威胁针对买方或其关联方的任何诉讼：(a)涉及对任何拟议交易的质疑，或寻求与任何拟议交易相关的损害赔偿或其他救济；或(b)可能产生阻止、延迟、使非法或以其他方式干扰任何拟议交易的效果。

10.8 No Claim Regarding Stock Ownership or Sale Proceeds
10.8 无关于股权或出售收益的索赔

There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Company Shares.
不得有任何人士提出或威胁提出索赔，主张该人士(a)是公司任何股份或其他投票权、股权或所有权权益的持有人或实益所有人，或有权取得或获得该等权益；或(b)有权获得为股份支付的全部或部分购买价款。

10.9 No Prohibition
10.9 无禁止

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.
任何拟议交易的完成或履行均不得直接或间接（无论是否通知或经过时间）(a)实质性违反或抵触任何适用的法律要求或法令，或导致买方或其关联方遭受重大不利后果；或(b)实质性违反或抵触任何政府机构公布、提出或以其他方式建议的法律要求或法令。

10.10 Absence of Material Adverse Change
10.10 无重大不利变化

Since the date of this Agreement, in the reasonable judgment of Buyer, there shall have been no Material Adverse Change in the assets, financial condition, operating results, customer, supplier or employee relations or liabilities of the Company including any material casualty loss or damage to the assets of the Company, whether or not covered by insurance.
自本协议签署日起，在买方合理判断下，公司的资产、财务状况、经营成果、客户、供应商或员工关系或负债（包括无论是否投保的公司资产的重大意外损失或损害）不得发生重大不利变化。

10.11 Executive Employment Agreement.

10.11 高管雇佣协议

Each Key Employee, as listed in Schedule 10.11, shall have executed and delivered a copy of an executive employment agreement (each an “Employment Agreement” and together the “Employment Agreements”), in form and substance set forth in Exhibit A hereto, and such agreements shall be in full force and effect as of the Closing.

附件10.11所列的每位核心员工（“Key Employee”）应在交割日前签署并提交一份高管雇佣协议（每份称为“《雇佣协议》”，统称为“《雇佣协议》”），其格式和内容以本协议附件A为准，且该等协议应在交割日当天完全生效。

11. CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE
11. 卖方交割义务的先决条件

Sellers’ obligation to sell the Company Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):
卖方出售股份及履行交割时其他义务的前提是，在交割时或之前满足下列全部条件（卖方可全部或部分豁免任一条件）：

11.1 Accuracy of Representations
11.1 陈述的准确性

All of Buyer’s representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.
买方在本协议中的所有陈述与保证（整体考量）及每一项陈述与保证（单独考量），必须在本协议签署日在所有重大方面均准确无误，且截至交割日必须在所有重大方面准确无误，如同在交割日作出一般。

11.2 Buyer’s Performance
11.2 买方的履约

All the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.
买方根据本协议在交割时或之前需履行或遵守的所有承诺和义务（整体考量）及每一项承诺和义务（单独考量），必须在所有重大方面均已得到履行和遵守。

11.3 No Injunction
11.3 无禁令

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Company Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.
不得有任何法律要求或禁令或其他法令有效：(a)禁止卖方向买方出售股份；且(b)自本协议签署日起被采纳或颁布，或以其他方式生效。

12.TERMINATION

终止

12.1 Termination Events
12.1 终止事件

This Agreement may, by notice given prior to or at the Closing, be terminated:
本协议可通过在交割前或交割时发出通知予以终止：

(a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;
(b) 任一方对协议重大条款违约且未获豁免时，买方或卖方均可终止；

(b) (i) by Buyer if any of the conditions in Section 10 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;
(c) (i) 若截至交割日第10条条件未满足，或满足条件已不可能（非因买方违约所致），且买方未在交割日或之前豁免该条件，买方有权终止；

(ii) by Seller, if any of the conditions in Section 11 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;
(ii) 若截至交割日第11条条件未满足，或满足条件已不可能（非因卖方违约所致），且卖方未在交割日或之前豁免该条件，卖方有权终止；

(c) by mutual consent of Buyer and Seller;
(d) 买卖双方协商一致终止；

(d) either by Buyer or by Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2025 or such other date as the parties may agree upon.
(e) 若在2025年12月31日或双方约定其他日期前未完成交割（非因主张终止方未充分履约所致），买方或卖方均可终止。

12.2 Effect of Termination
12.2 终止效力

Each party’s right of termination under Section 12.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.
第12.1条的终止权不排除各方依本协议或法律享有的其他权利，终止权的行使不构成救济方式的选择。

If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 14.1 and 14.3 will survive;
若依第12.1条终止协议，双方所有义务终止，但第14.1条和14.3条义务仍然存续；

provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
但若本协议因另一方违约或因另一方未履行其在本协议项下义务导致终止方的一项或多项条件未获满足而被一方终止，则终止方追究所有法律救济的权利不受影响，在此等终止后继续有效。

13．INDEMNIFICATION; REMEDIES.赔偿；救济

13.1 Survival; Right to Indemnification Not Affected By Knowledge
13.1 存续条款；知情不影响赔偿权

All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing.
本协议及任何附属文件中的陈述保证、承诺义务在交割后继续有效。

The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.
赔偿权、损害赔偿支付或其他救济不因任何调查或知情（无论协议签署或交割前后获取）而受影响。

The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.
对陈述保证准确性或承诺义务履行条件的豁免，不影响基于该等条款的赔偿权。

13.2 Indemnification and Payment of Damages by Seller
13.2 卖方的赔偿及损害赔偿支付

Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the “Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:
卖方连带赔偿买方、公司及其关联方（统称“受偿方”）因以下事项直接或间接产生的所有损失（含间接和后果性损害）、费用（含调查辩护费和律师费）或减值（统称“损害”）：

(a) any Breach of any representation or warranty made by Seller or the Company in this Agreement or any other certificate or document delivered by Seller or the Company pursuant to this Agreement;
(a) 卖方或公司违反本协议或附属文件中的陈述保证；

(b) any Breach by Seller of any covenant or obligation of Seller in this Agreement;
(b) 卖方违反本协议承诺义务；

(c) any Taxes owed by the Company relating to any period prior to the Closing Date; and
(c) 公司交割前任何期间的应纳税款；

(d) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.
(d) 第三方基于与卖方/公司（或其代表）的协议主张的中介费索赔。

The remedies provided in this Section 13.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.
第13.2条救济不排除受偿方可用的其他救济。

13.3 Indemnification and Payment of Damages by Buyer
13.3 买方的赔偿及损害赔偿支付

Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.
买方赔偿卖方因(a)买方违反本协议陈述保证；(b)买方违反协议义务；或(c)第三方基于与买方（或其代表）协议主张的中介费而产生的损害。

13.4 Procedure for Indemnification Third Party Claims.
13.4 第三方索赔的赔偿程序

(a) Promptly after receipt by an indemnified party under Section 13.2, or 13.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.
(a) 受偿方收到第三方索赔通知后应即时通知赔偿方，但未通知不免除赔偿方责任，除非其证明抗辩能力因此受损。

(b) If any Proceeding referred to in Section 13.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 13 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.
(b) 赔偿方有权接管非税务索赔的辩护（除非存在利益冲突或财务能力不足），勤勉辩护期间无需承担受偿方后续辩护费用（合理调查费除外）。

If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.
赔偿方接管辩护后：(i)该索赔视为属于赔偿范围；(ii)未经受偿方同意不得和解（除非无违法认定且赔偿方全额支付金钱赔偿）；(iii)受偿方对未经同意的和解不担责。

If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.
赔偿方未在10日内答复是否接管辩护的，受偿方作出的程序决定或和解对其有约束力。

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).
(c) 但若受偿方合理认为程序可能对其造成非金钱损害，可独家接管辩护权，但未经赔偿方同意（不得无理拒绝）的和解对其无约束力。

(d) Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Seller with respect to such a claim anywhere in the world.
(d) 卖方同意受偿方可向审理第三方索赔的法院提起赔偿之诉，并接受全球范围内的法律文书送达。

13.5 Procedure For Indemnification for Other Claims
13.5 非第三方索赔的赔偿程序

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.
非第三方索赔的赔偿请求可通过通知赔偿方提出。

14. GENERAL PROVISIONS.一般条款

14.1 Expenses
14.1 费用

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants.
除非本协议另有明确规定，各方应自行承担与本协议及预期交易相关的准备、签署和履行费用，包括代理、代表、律师和会计师的所有费用。

In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
若本协议终止，各方自行承担费用的义务应受限于该方因他方违约而享有的任何权利。

14.2 Public Announcements
14.2 公告

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines.
任何关于本协议或预期交易的公告或类似公开声明（如有）应在买方确定的时间和方式发布。

Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing, Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.
除非买方事先同意或法律要求，在交割前，卖方应并应促使公司对本协议严格保密，不得向任何人披露本协议。

Seller and Buyer will consult with each other concerning the means by which the Company’s employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.
卖方和买方应就如何通知公司员工、客户、供应商及其他与公司有业务往来者关于预期交易的方式进行协商，买方有权参与任何此类沟通。

14.3 Confidentiality
14.3 保密

Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.
自本协议签署日至交割日期间，买方和卖方应对从对方或公司获得的与本协议或预期交易相关的任何书面、口头或其他保密信息予以保密，并应促使买方和公司的董事、高级职员、员工、代理和顾问予以保密，除非(a)该等信息已为该方或不受保密义务约束的他人所知悉，或因非该方过错而公开；(b)使用该等信息是为完成预期交易而提交文件或取得同意或批准所必需或适当；或(c)法律程序要求提供或使用该等信息。

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.
若预期交易未完成，各方应按对方合理要求返还或销毁该等书面信息。

Whether or not the Closing takes place, Seller waives, and will upon Buyer’s request cause the Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.
无论交割是否完成，卖方放弃并应买方要求促使公司放弃因买方或其代表接触公司商业秘密或其他保密信息而产生的任何诉因、权利或索赔，但买方故意竞争性滥用该等商业秘密或保密信息的情形除外。

14.4 Notices
14.4 通知

All notices, amendments, waivers, or other communications under this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent electronically, sent by nationally-recognized overnight or second day delivery courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
本协议项下所有通知、修订、弃权或其他通讯应采用书面形式，以下列地址（或经通知变更后的地址）通过专人递送、电子传送、全国知名隔夜或次日快递或预付邮资的挂号信（要求回执）发送即视为有效送达：

If to the Company prior to Closing or Seller, to:
Name:	Baiya International Group Inc.
Address:	350 Fifth Ave, Suite 7540, New York, NY 10118
Attention:	Siyu Yang
Telephone:	+1 (838) 900-8888
Email:	siyuyang@biyainc.com

If to the Company following the Closing or Buyer, to:

Name:	STARFISH TECHNOLOGY-FZE
Address:	The Maze Tower
15th floor ,office number 1503 & 1504, Sheikh Zayed Rd-DIFC-Dubai-UAE
Attention:	Ming Li
Telephone:	+971566648777
Email:	brettinhere007@gmail.com

14.4 Notices All notices, amendments, waivers, or other communications under this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, sent electronically, sent by nationally-recognized overnight or second day delivery courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
14.4 通知 本协议项下所有通知、修订、弃权或其他通讯应采用书面形式，以下列地址（或经通知变更后的地址）通过专人递送、电子传送、全国知名隔夜或次日快递或预付邮资的挂号信（要求回执）发送即视为有效送达：

All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery electronically, on the date of that delivery if delivered during business hours on a Business Day or, if not delivered during business hours on a Business Day, the first Business Day thereafter, (ii) in the case of delivery by nationally-recognized overnight or second day delivery courier, on the Business Day delivered, and (iii) in the case of mailing, on the sixth Business Day following that mailing. A copy of any notice or other communication sent electronically shall also be sent on the same day by registered or certified mail (return receipt requested) or by nationally recognized overnight or second day delivery courier.
所有通知和通讯的送达时间按以下标准认定：(i)专人递送或电子传送：工作时间内送达当日视为收到，非工作时间则顺延至下一工作日；(ii)全国知名隔夜/次日快递：签收当日视为收到；(iii)邮寄方式：寄出后第六个工作日视为收到。电子传送通知应同步通过挂号信或快递备份。

14.5 Further Assurances The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
14.5 后续保证 各方同意(a)应要求相互提供补充资料；(b)签署并交换相关文件；(c)采取其他必要行动，以落实本协议及附属文件的缔约目的。

14.6 Waiver The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
14.6 弃权 本协议项下权利与救济可累积行使。权利行使的延迟不构成弃权，部分行使不影响继续行使权利。根据法律最大限度规定：(a)非经对方书面签署，不得通过弃权解除权利；(b)弃权仅对特定情形有效；(c)通知或催告不自动视为义务豁免。

14.7 Entire Agreement and Modification This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all the parties hereto.
14.7 完整协议及修改 本协议取代所有先前协议，构成各方完整合意。非经各方书面签署不得修改。

14.8 Assignments, Successors, and no Third-Party Rights Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
14.8 转让、承继与第三方权利 未经对方事先同意不得转让权利（买方可向子公司转让）。本协议约束并保障各方承继人，不创设第三方权利，协议权益专属协议方及其承继人。

14.9 Severability If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
14.9 条款可分性 部分条款无效不影响其他条款效力，部分无效条款在有效范围内继续适用。

14.10 Interpretative Matters, Construction Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits shall mean and refer to Articles, Sections, Schedules or Exhibits in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, (d) the term “including” shall mean “including without limitation” (i.e., by way of example and not by way of limitation), (e) all references to statutes and related regulations shall include all amendments of the same and any successor or replacement statutes and regulations, (f) references to “hereof”, “herein”, “hereby” and similar terms shall refer to this entire Agreement (including the Schedules, Schedules Updates and Exhibits hereto) (g) references to any Person shall be deemed to mean and include the successors and permitted assigns of such Person (or, in the case of a Governmental Body, Persons succeeding to the relevant functions of such Person and (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days.
14.10 解释规则 除非上下文另有要求：(a)条款引用均指本协议内容；(b)会计术语按GAAP解释；(c)单复数及不同性别的表述可互换；(d)“包括”指非穷尽列举；(e)法律引用含后续修正案；(f)指示代词指代整个协议；(g)主体表述含承继人；(h)日期均指自然日。

(b) Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, each party has been represented by legal counsel with respect to, and has had substantial input in, the drafting of this Agreement, and no rule of strict construction shall be applied against any party.
(b) 示例条款不限制一般条款解释。各方确认已获法律咨询并充分参与起草，不适用不利于任何一方的严格解释规则。

14.11 Time of Essence With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
14.11 时间要素 本协议所有时间约定均为关键条款。

14.12 准据法；陪审团审判弃权；管辖权
14.12 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a) 本协议的解释、效力及执行均应适用纽约州本地法律，不考虑任何可能导致适用非纽约州法律的冲突法规则。即使根据纽约州法律选择规则本应适用其他司法管辖区的实体法，纽约州本地法律仍应支配本协议的解释与构建。
(a) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York shall control the interpretation and construction of this Agreement, even if under the State of New York’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b) 鉴于复杂金融交易争议最适合由专业法官适用实体法快速解决，各方特此不可撤销地放弃就本协议及相关交易引起的任何诉讼（包括合同、侵权、违约等所有普通法及成文法索赔）要求陪审团审判的权利。各方确认该弃权条款系签约重要因素，已征询法律顾问意见后自愿作出。本协议可作为同意法庭审判的书面证明。
(b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE RELATED DOCUMENTS OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATED DOCUMENTS, INCLUDING, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) 各方不可撤销地接受纽约州法院及联邦法院的专属管辖（对于第三方索赔引起的诉讼，自交割日起同时接受其他有管辖权法院的管辖）。终局判决可在其他司法管辖区通过执行之诉或法律规定的其他方式强制执行。
(c) EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR HIMSELF OR ITSELF AND HIS OR ITS PROPERTY, TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK, AND, EFFECTIVE AS OF THE CLOSING, TO THE JURISDICTION OF ANY OTHER COURT IN ANY OTHER JURISDICTION IN WHICH AN ACTION IS BROUGHT AGAINST A PARTY TO THIS AGREEMENT BY A THIRD PARTY ASSERTING A CLAIM AGAINST WHICH THE DEFENDANT IS ENTITLED UNDER THIS AGREEMENT TO BE INDEMNIFIED, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(d) 各方不可撤销地放弃对审判地点的异议权及不方便法院的抗辩权。
(d) EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT SUCH PARTY MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT SUCH PARTY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RELATED DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY IN THE STATE OF NEW YORK OR SUCH OTHER COURT AS IS PROVIDED FOR IN THE PRECEDING PARAGRAPH. EACH PARTY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

14.13 副本；传真及电子签名
14.13 Counterparts; Facsimile and Electronic Signatures

本协议可签署多份副本，传真及电子签名具有同等法律效力。
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile and electronic counterpart signatures to this Agreement shall be acceptable and binding.

14.14 法律代表
14.14 Representation by Counsel

各方确认已获得或已有机会获得独立法律咨询。
Each of the parties hereto has been represented or has had the opportunity to be represented by legal counsel of their own choice.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

Baiya International Group Inc.

By:
Name:	Siyu Yang
Title:	Chaiman, Chief Executive Officer

COMPANY:

STARFISH TECHNOLOGY-FZE

By
Name:	Ming Li
Title:

SELLER:

By:
Name:	Chunmei Fu
Address:

SELLER:

By:
Name:	Jing Xie
Address:

SELLER:

By:
Name:	Jie Li
Address:

SELLER:

By:
Name:	Junjie Yao

SELLER:

By:
Name:	Yan Wang
Address:

SELLER:

By:
Name:	JiaBao Niu

Schedule 2.2 Sellers

Full Name	Percentage of Stock Awarded	Number of Stock Awarded
Chunmei Fu	40.52%	940,000
Jing Xie	8.62%	200,000
Jie Li	15.52%	360,000
Junjie Yao	11.21%	260,000
Yan Wang	8.62%	200,000
Jiabao Niu	15.52%	360,000

Schedule 10.11 Key Employees

Executive Name	Allocated Shares
Ming Li	880,000
Wei Wang	800,000
Total	1,680,000

Exhibit A Form of Employment Agreement

EMPLOYMENT AGREEMENT
雇佣协议

This Employment Agreement (this “Agreement”) is made as of Aug 12, 2025 (the “Effective Date”) between Baiya International Group Inc. (the ’‘Company”), a Cayman Islands Company, and the undersigned (the “Executive”), an individual residing in [].

本雇佣协议（以下简称“本协议”）由Baiya International Group Inc.（以下简称“公司”），一家开曼群岛设立的公司，与签署本协议的个人（以下简称“高管”），居住在[]，于2025年9月19日（以下简称“生效日”）签订。

Certain capitalized terms in this Agreement have the meanings set forth in Appendix A attached to this Agreement, which is incorporated into this Agreement in its entirety.

本协议中某些大写术语的含义见附录A，该附录完整纳入本协议

WHEREAS, the Company is engaged in design of computer systems and communication equipment.

鉴于，公司从事计算机系统与通信设备的软件开发及技术服务类业务；

WHEREAS, the Executive is a key employee of STARFISH TECHNOLOGY-FZE (the “Former Employer”), and the Company and the Former Employer are parties to that certain Asset Purchase Agreement, effective as of the Effective Date (the “Acquisition Agreement”), pursuant to which the Company acquired certain assets of the Former Employer (the “Acquisition.”); and

鉴于，高管是STARFISH TECHNOLOGY-FZE（以下简称“前雇主”）的关键员工，且公司与前雇主是某资产购买协议（自生效日起生效，以下简称“收购协议”）的双方，根据该协议，公司收购了前雇主的某些资产（以下简称“收购”；

WHEREAS, in connection with and conditioned upon the completion of the Acquisition, the Company has made an offer of employment to the Executive and the Executive is willing to accept such offer on the terms and conditions set forth in this Agreement. The Executive’s entry into this Agreement with the Company is a condition to the Executive’s employment with the Company.

鉴于，与收购完成相关并以收购完成为条件，公司已向高管发出雇佣要约，高管愿意按照本协议规定的条款和条件接受该要约。高管与公司签订本协议是其受雇于公司的条件

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

因此，鉴于本协议中所述的相互约定、承诺和义务，双方达成如下协议

1. Term 期限

1.1 The Executive’s employment shall continue for a term of three (3) year as of the Effective Date (the “Initial Term”) or until terminated by either party, as provided for herein.

高管的雇佣期限自生效日起持续三（3）年（以下简称“初始期限”），或按照本协议规定由任一方终止

1.2 The Initial Term may be renewed, and any renewed term may be further renewed upon an agreement entered into within thirty (30) days before the expiration thereof by the parties hereto.

初始期限可续签，任何续签期限均可由双方在该期限到期前三十（30）日内达成协议进一步续签。

1.3 The period during which the Executive is employed by the Company hereunder is referred to as the “Employment Term.”

高管根据本协议受雇于公司的期间称为“雇佣期限”

2. Position and Duties 职位与职责

2.1 During the Employment Term, the Executive shall serve as the 【】, responsible for managing and supervising 【】

在雇佣期限内，高管应担任【】，负责管理和监督【】。

2.2 In such position, the Executive shall have such duties, authority, and responsibility as shall be determined from time to time by the Founder of the Company.

在该职位上，高管的职责、权力和责任应由公司创始人随时确定。

2.3 During the Employment Term, the Executive shall devote substantially all of the Executive’s business time and attention to the performance of the Executive’s duties hereunder and shall not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Company.

在雇佣期限内，高管应将其绝大部分工作时间及注意力用于履行本协议规定的职责，且未经公司事先书面同意，不得从事任何其他直接或间接与履行该等服务相冲突或干扰的有偿或无偿业务、职业或工作。

3. Place of Performance 工作地点

The Executive shall work primarily from home or from another location to be agreed upon by the Executive and the Company.

高管应主要在家办公，或在双方商定的其他地点工作。

4. Compensation 薪酬

4.1 Equity Compensation 股权薪酬

In lieu of a cash base salary, the Company shall compensate the Executive by granting shares of the Company’s Class A Ordinary Share (Ticker Symbol: BIYA) (the “Restricted Shares”).

公司将以授予A类普通股（股票代码：BIYA）（以下简称“限制性股份”）的形式替代现金基本工资作为高管的薪酬。

The number of shares granted shall be 800,000 shares of BIYA Stock, as determined based on the fair market value of the Company’s stock on the Effective Date, with such valuation to be determined by the Company’s Board of Directors in good faith.

授予的股份数量为800,000股BIYA股票，该数量系根据公司股票在生效日的公允市场价值确定，并由公司董事会本着诚信原则予以核定。

4.2 Legend Removal Schedule 解禁时间表

The Restricted Shares shall be eligible for repeated and cumulative legend removal upon satisfaction of the following conditions (each, a “Trigger Event”), with each Trigger Event releasing 10% of the total granted shares until full release:

限制性股份可在下列条件（每一条件称为“触发事件”）重复及累计满足时分期解禁，每一触发事件解禁总授予股份的10%，直至全部解禁：

(i) Time-Based Release 时间解禁

A 30% portion shall be released upon the Executive’s continuous employment through each 6-month anniversary of the Effective Date (each, a “Vesting Date”), subject to a maximum of one release per 6-month period.

自生效日起，高管持续在职满每6个月周期（每一日期称“归属日”）即可解禁30%，每6个月周期内最多解禁一次。

(ii) Performance-Based Release (Stock Price) 业绩解禁（股价）

A 10% portion shall be released each time the closing price of the Company’s common stock exceeds by $1.00 or more the highest price that previously triggered a release under this clause(or the Effective Date price for the first trigger) for 10 consecutive trading days. （Example: If the Effective Date price is $1, 10% shares vest when price stays ≥$2 for 10 days; each subsequent $1 rise (e.g. $3, $4) meeting 10-day requirement triggers another 10% release. ）

若公司普通股收盘价连续10个交易日高于此前依本条触发解禁的最高股价（首次触发时以生效日股价为基准）1美元或以上，则每次达标解禁10%。股价解禁示例：若生效日股价为$1，当股价连续10天≥$2时解禁10%；后续每再涨$1（如$3、$4）并持续10天，则每次新增解禁10%。）

(iii) Performance-Based Release (Net Profit) 业绩解禁（净利润）

A 10% portion shall be released for each cumulative $2,000,000 increment in the Acquired Business’s net profit above the net profit amount that last triggered a release under this clause(or $0 for the first trigger), as audited by the Company’s independent accountants.

被收购业务经公司独立审计的累计净利润较上一次触发本条解禁时的净利润（首次触发时以签约日收盘价为基准）每增加200万美元，则每次达标解禁10%。

4.3 Legend Removal Limitations 解禁限制

(a) Incremental Release 分批解禁

Each Trigger Event releases exactly 10% of the total shares, and multiple conditions may be combined to accelerate release (e.g., time and profit triggers met simultaneously release 20%).

每一触发事件仅解禁10%股份，但多个条件可叠加（如时间与利润条件同时满足时可解禁20%）。

(b) Cap 上限

In no event shall more than 100% of the total granted shares be released.

累计解禁股份不得超过总授予股份的100%。

(c) Dispute Resolution 争议解决

The Board’s determination of whether a Trigger Event has occurred shall be final and binding.

董事会关于触发事件是否成就的决定为终局性且具有约束力。

4.4 Transfer Restrictions 转让限制

The Executive agrees that any shares with legends removed shall remain subject to the Company’s insider trading policy and applicable securities laws, including any required holding periods. No transfer, pledge, or use for financing of the shares shall be permitted prior to legend removal.

高管同意，任何解禁后的股份仍应遵守公司内幕交易政策和适用的证券法规，包括任何必需的持有期。股票解禁前禁止任何转让、抵押以及用于融资。

The Executive further agrees not to sell, transfer, or otherwise dispose of any shares with legends removed in a manner that would violate Regulation S of the U.S. Securities Act of 1933, as amended, or other applicable regulations.

高管进一步同意不以违反经修订的美国1933年证券法S条例或其他适用法规的方式出售、转让或以其他方式处置任何解禁后的股份。

4.5 Tax Withholding 税务代扣

The Company shall have the right to deduct or withhold from any settlement of the Restricted Shares any amounts required to be withheld under applicable tax laws.

公司有权从限制性股份的任何结算中扣除或预扣适用税法要求预扣的金额。

The Executive shall be solely responsible for all tax liabilities arising from the Restricted Shares.

高管应独自承担因限制性股份产生的所有税务责任。

4.6 Performance Bonus业务奖金

Every six months, based on the net profit contributed by the acquired company, an amount of common stock equivalent to 30% of such net profit shall be awarded as a performance bonus. The common stock shall be free of any restrictive covenants.

每六个月，将根据被收购公司所贡献的净利润，向其授予相当于该净利润30%的普通股作为绩效奖金。所授予的普通股不附带任何限制性条款。

5. Termination and Severance 终止与离职补偿

5.1 Payment Upon Resignation or Termination with Cause 辞职或有因终止的支付

If the Executive resigns or otherwise terminates the Executive’s employment without Good Reason, if the Executive dies or employment is terminated due to a Disability, or if the Company terminates the Executive’s employment with Cause, then the Company shall pay or provide to the Executive:

如果高管无正当理由辞职或以其他方式终止雇佣关系，或因高管死亡或残疾导致雇佣终止，或公司有因终止高管的雇佣关系，则公司应向高管支付或提供：

(a) any Base Salary payable to the Executive pursuant to this Agreement, accrued up to and including the date on which the Executive’s employment is terminated, less required withholding or statutory deductions,

(a) 根据本协议应支付给高管的截至雇佣终止日（含当日）累积的基本工资，扣除必要的预扣或法定扣款；

(b) employee benefits to which the Executive is entitled upon termination of the Executive’s employment with the Company in accordance with the terms and conditions of the applicable plans of the Company, and

(b) 根据公司适用计划条款，高管在雇佣终止时有资格获得的员工福利；

(c) reimbursement for any unreimbursed business expenses incurred by the Executive prior to the Executive’s date of termination in accordance with the Company’s policies and upon the Executive providing sufficient documentation of such expenses to the Company.

(c) 根据公司政策，在高管向公司提供充分费用证明后，报销高管在终止日前发生的任何未报销业务费用。

5.2 Payment Upon Termination without Cause 无因终止的支付

If the Executive’s employment is terminated by the Company without Cause (other than a termination due to the Executive’s death or Disability) or by Executive with Good Reason, in addition to the amounts specified in the preceding subsection, upon execution of a release of claims against the Company in a form satisfactory to the Company that is consistent with Appendix B hereto, the Executive shall be entitled to receive, as severance compensation, payments equal to [description] (the “Severance Amount”).

如果公司无因终止高管的雇佣关系（因高管死亡或残疾导致的终止除外），或高管有正当理由终止雇佣关系，除前款规定金额外，在高管签署令公司满意的、与本协议附录B一致的免责声明后，高管有权获得相当于[描述]的离职补偿（以下简称“补偿金额”）。

5.3 Release of Claims 免责声明

As a condition of receiving any Severance Amount for which the Executive otherwise qualifies under this Agreement, the Executive agrees to execute, deliver and not revoke, within forty five (45) days following the date of the termination of Executive’s employment, a general release of the Company and its employees, officers, directors, owners, managers and members from any and all claims, obligations and liabilities of any kind whatsoever, including, without limitation, those arising from or in connection with the Executive’s employment or termination of employment with the Company or this Agreement, in such form as is attached as Appendix B hereto, such release to be delivered, and to have become fully irrevocable, on or before the end of such 45-day period.

作为获得本协议项下补偿金额的条件，高管同意在雇佣终止日后四十五（45）天内签署、提交且不撤销一份全面免责声明，免除公司及其员工、高管、董事、所有者、经理和成员的任何及所有索赔、义务和责任，包括但不限于因高管与公司的雇佣关系、雇佣终止或本协议产生或与之相关的索赔，该免责声明应采用附录B的形式，并应在此45天期限结束前提交且完全不可撤销。

If such a general release described in the immediately preceding sentence has not been executed and delivered and become irrevocable on or before the end of such 45-day period, no Severance Amounts under this Agreement shall be owed or become payable.

如果上述免责声明未在此45天期限结束前签署、提交并成为不可撤销文件，则本协议项下不欠付也不应支付任何补偿金额。

The Company shall provide to Executive the form of general release described in this provision promptly following termination of the Executive’s employment, and no Severance Amount shall be paid unless the Executive complies with this provision.

公司应在高管雇佣终止后立即向高管提供本条款所述的免责声明表格，且除非高管遵守本条款，否则不支付任何补偿金额。

6. Confidential Information保密信息. The Executive understands and acknowledges that during the Employment Term, the Executive will have access to and learn about Confidential Information.

高管理解并确认，在雇佣期限内，高管将接触并了解保密信息。

6.1 Disclosure and Use Restrictions披露与使用限制.

The Executive agrees and covenants: (i) to treat all Confidential Information as strictly confidential;

高管同意并承诺：(i) 将所有保密信息视为严格保密；

(ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and, in any event, not to anyone outside of the direct employ of the Company except as required in the performance of the Executive’s authorized employment duties to the Company (and then, such disclosure shall be made only within the limits and to the extent of such duties);

(ii)不直接或间接向任何无知情权和无使用权（与公司业务相关）的实体或个人（包括公司其他员工）披露、公布、传播或提供保密信息（无论是全部还是部分），且在任何情况下均不向非公司直接雇员披露，除非为履行高管对公司授权的雇佣职责所需（且该等披露应仅限于职责范围内）；

and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company, except as required in the performance of the Executive’s authorized employment duties to the Company (and then, such disclosure shall be made only within the limits and to the extent of such duties).

(iii)不访问或使用任何保密信息，不复制任何包含保密信息的文件、记录、档案、媒介或其他资源，也不将此类文件、记录、档案、媒介或其他资源带离公司场所或控制范围，除非为履行高管对公司授权的雇佣职责所需（且该等行为应仅限于职责范围内）。

Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order and that, to the extent permitted by applicable law, the Executive promptly notifies the Company about any request for Executive to disclose Confidential Information.

本条款不得解释为阻止高管根据适用法律法规或有管辖权法院或授权政府机构的有效命令披露保密信息，前提是该披露不超过法律、法规或命令要求的范围，且在适用法律允许的情况下，高管应立即通知公司任何要求其披露保密信息的请求。

6.2 Return of Property财产返还.

Upon (a) termination of the Executive’s employment for any reason or (b) the Company’s request at any time during the Executive’s employment, the Executive shall (i) provide or return to the Company any and all Confidential Information and any and all Company property, including Company-issued computers, phones, or other equipment, manuals, reports, files, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession, custody or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with the Executive’s employment by the Company;

在以下情况下：(a) 高管雇佣关系因任何原因终止；或(b) 公司在高管雇佣期间随时提出要求，高管应(i)向公司提供或返还所有保密信息和所有公司财产，包括公司配发的电脑、手机或其他设备、手册、报告、文件，以及以任何形式存储的属于公司的所有文件资料（包括但不限于构成或包含保密信息的资料），无论这些资料是由公司或其业务伙伴提供给高管，还是高管在受雇期间所创建；

and (ii) after consultation with and approval of the Company, delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations, and media in the Executive’s possession or control.

(ii) 在与公司协商并获得批准后，删除或销毁未返还给公司但仍由高管持有或控制的所有此类文件资料的副本，包括存储在任何非公司设备、网络、存储位置和媒介上的副本。

Upon the Company’s request, the Executive shall provide a signed, written certification in a form acceptable to the Company attesting to the Executive’s return or authorized destruction of all property or information referred to herein.

应公司要求，高管应提供一份经签署的书面证明，以公司可接受的形式确认已返还或经授权销毁本条款所述的所有财产或信息。

6.3 Acknowledgement确认条款

高管理解并确认，本协议项下针对任何特定保密信息的义务应自高管首次接触该保密信息之时（无论在高管受雇于公司之前或之后）立即生效，并在高管受雇期间及之后持续有效，直至该保密信息因非高管违反本协议或与高管协同行事者/代表高管行事者违约的原因而成为公开信息。

The Executive understands and acknowledges that the Executive’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Executive first having access to such Confidential Information (whether before or after the Executive begins employment by the Company) and shall continue during and after the Executive’s employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or breach by those acting in concert with the Executive or on the Executive’s behalf.

7. 限制性条款

7. Restrictive Covenant

7.1 确认条款

7.1 Acknowledgement

高管理解，基于其职位性质，高管将接触并知悉保密信息，处于公司信任的位置，并与公司客户、供应商、商业伙伴等建立独特关系。高管理解并确认其向公司提供的服务具有独特性、特殊性或非凡性。

The Executive understands that the nature of the Executive’s position gives the Executive access to and knowledge of Confidential Information, places the Executive in a position of trust and confidence with the Company, and allows the Executive to develop and have unique relationships with the Company’s customers, vendors, business partners and others. The Executive understands and acknowledges that the services the Executive provides to the Company are unique, special, or extraordinary.

7.2 禁止招揽员工与承包商

7.2 Non-Solicitation of Executives and Contractors

高管同意并承诺，在限制期内不得直接或间接招揽、雇佣、招聘、试图雇佣或招聘，或诱使任何公司员工或独立承包商终止雇佣或合作关系。

The Executive agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment or engagement of any employee or independent contractor of the Company during the Restricted Period.

7.3 禁止招揽客户

7.3 Non-Solicitation of Customers

高管理解并确认，基于其与公司的经验及关系，高管将接触并了解公司客户、商业伙伴、投资者、供应商等（统称“客户”）。高管理解并确认，客户关系和/或商誉的丧失将对公司造成重大且不可弥补的损害。高管同意并承诺，在限制期内不得直接或间接招揽、联系（包括但不限于电子邮件、普通邮件、快递邮件、电话、传真、即时消息或通过LinkedIn、Instagram或Facebook等网站或应用程序）、试图联系或会见高管在雇佣期间服务或知悉的公司客户，以提供或接受与公司类似或竞争的商品或服务。

The Executive understands and acknowledges that because of the Executive’s experience with and relationship to the Company, the Executive will have access to and learn about the Company’s customers, business partners, investors, vendors and suppliers (collectively, “Customers”). The Executive understands and acknowledges that loss of Customer relationships and/or goodwill will cause significant and irreparable harm to the Company. The Executive agrees and covenants, during the Restricted Period, not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, fax, instant message or through web-based sites or applications such as (but not limited to) LinkedIn, Instagram or Facebook), attempt to contact, or meet with the Company’s Customers who the Executive services or learns about during the Term of Employment for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

7.4 有限竞业限制

7.4 Limited Non-Compete

高管同意并承诺，在限制期内不得受雇于或向任何公司客户提供服务：(i) 高管在本协议终止前十二个月内曾为其提供过服务的客户；或(ii) 高管仅因其与公司的关系而获得服务机会的客户。

The Executive agrees and covenants that during the Restricted Period the Executive shall not become employed by or provide any services to any customer of the Company (i) to which Executive provided any services in the twelve months prior to termination of Executive’s employment hereunder for any reason or (ii) about which Executive has obtained an opportunity to provide services solely by virtue of Executive’s relationship with the Company.

7.5 合理性

7.5 Reasoableness

高管同意本条款所含限制的范围、期限和条款是合理的，且为保护公司合法商业利益所必需。

Executive agrees that the scope, duration and terms of the restrictions contained in this paragraph are reasonable and necessary to protect the legitimate business interests of the Company.

7.6 未来雇主告知义务

7.6 Notice to Future Employers

高管同意，在限制期内，高管应在开始为任何潜在或实际雇主或其他可能接受其服务的个人或实体工作前，向其告知本条款规定的限制性条款内容。

The Executive agrees that during the Restricted Period, the Executive shall inform any potential or actual employer or other person or entity to whom the Executive may provide services of the terms of the restrictions in this paragraph prior to beginning employment or providing services to such person or entity.

8. 救济措施

8. Remedies

如高管违反或可能违反本协议第6、7或8条规定，高管在此同意公司除其他可用救济外，有权向有管辖权的法院申请临时或永久禁令或其他衡平救济，而无需证明实际损害或金钱赔偿不足，也无需提供保证金或其他担保。前述衡平救济应作为法律救济、金钱赔偿或其他可用救济的补充而非替代。

In the event of a breach or threatened breach by the Executive of Sections 6, 7 or 8 of this Agreement, the Executive hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

9. 公司政策

9. Policies

高管应遵守公司已公布的政策。本协议内容不妨碍、不要求高管同意、也不限制公司修订或终止任何此类政策的权利。

Executive shall abide by the Company’s published policies. Nothing herein shall preclude, require Executive’s consent for, or limit the Company’s ability to revise or terminate any such policy.

10. 法律适用与争议解决；陪审团审判弃权

10. Choice of Law and Forum; Waiver of Jury Trial

本协议在所有方面均应按照纽约州法律解释，不考虑法律冲突原则。双方同意将与本协议或双方关系相关的所有争议提交位于纽约郡的联邦或纽约州法院专属管辖。各方在此不可撤销地放弃就本协议或双方关系引起的任何法律程序要求陪审团审判的所有权利。

This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. The parties submit to the exclusive jurisdiction of the courts of the United States or the State of New York sitting in New York County for the resolution of all disputes relating to or arising out of this Agreement or the parties’ relationship. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARTIES’ RELATIONSHIP.

11. 完整协议

11. Entire Agreement

本协议包含高管与公司之间关于本协议标的的所有理解和陈述，并取代先前及同期所有书面或口头的理解、协议、陈述和保证。双方共同同意本协议可被特别执行，并可在指控违反本协议的法律程序中作为证据引用。

This Agreement contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced and can be cited as evidence in legal proceedings alleging breach of the Agreement.

12. 修改与弃权

12. Modificavtion and Waiver

本协议任何条款的修改或变更必须经高管与公司书面同意并签署方为有效。任一方对另一方违反本协议任何条款或条件的弃权，不应被视为对相同或不同条款或条件在任何时间（无论之前或之后）的弃权。任一方未能或延迟行使本协议项下的任何权利、权力或特权，不应构成对该权利、权力或特权的放弃，也不影响其进一步行使或其他权利、权力或特权的行使。

No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

13. 可分割性

13. Severability

如本协议任何条款被有管辖权的法院认定为仅在修改后方可执行，或本协议任何部分被认定为不可执行而被删除，该认定不应影响本协议其余部分的有效性，其余部分仍对双方具有约束力，且经修改的条款应成为本协议的一部分并被视为自始载于本协议。双方进一步同意，授权法院对本协议任何不可执行条款进行修改（包括重写问题条款、删除部分或全部问题条款、增加内容或作出其他必要修改），而非直接删除整个不可执行条款，以在法律允许的最大限度内实现双方在本协议中的意图和约定。

Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law.

14. 标题

14. Captions

本协议各章节和段落的标题仅为方便查阅而设，不得作为解释协议条款的依据。

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

15. 副本

15. Counterparts

本协议可签署多份副本，每份副本均应视为原件，所有副本共同构成同一份法律文件。

This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

16. 存续条款

16. Survival

本协议到期或终止后，为实现双方在本协议中的意图所必需的各方权利义务应继续有效。

Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

17. 完全理解确认

17. Acknowledgement of Full Understanding

高管确认并同意：已完整阅读、理解并自愿签署本协议；在签署前有机会提出问题并咨询自行选择的律师。

THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

签字页本协议由双方于首页所述日期正式签署，特此为证。

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

[ ]

BY:

Position:

By:

APPENDIX A

DEFINITIONS

Capitalized terms used below that are not defined in this Appendix A have the meanings set forth in the Executive Employment Agreement (“Agreement”) to which this Appendix A is attached. As used in the Agreement,

“Affiliate” means when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For purposes of this Agreement, “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through ownership of voting securities, contract or otherwise. “Controlled” and “controlling” shall have correlative meanings.

“Cause” means: (a) embezzlement, theft, misappropriation, or conversion by the Executive of any property of the Company; (b) any breach by the Executive of the confidentiality obligations hereunder; (c) any breach by the Executive of any other material provision of this Agreement or of any written policy of the Company that has been provided to Executive which breach is not cured, to the extent susceptible to cure, within fourteen (14) days after the Company has given written notice to the Executive describing such breach; (d) failure or refusal by the Executive to perform any lawful directive of the Company or the duties of the Executive’s employment under this Agreement which continues for a period of at least fourteen (14) days following notice thereof by the Company to the Executive; (e) the Executive’s conviction of, or plea of nolo contendere (or a similar plea), to, or the failure of the Executive to contest the Executive’s prosecution for, a felony, or any other criminal offense (other than a misdemeanor) involving theft, fraud, dishonesty, misrepresentation or moral turpitude, or that could reasonably be expected to materially, adversely impact the business or reputation of the Company; (f) gross negligence or willful misconduct on the part of the Executive in the performance of the Executive’s duties as an employee of the Company; (g) the Executive’s breach of the Executive’s fiduciary obligations or disloyalty to the Company; (h) any act or omission to act of the Executive intended to harm or damage the business, property, operations, financial condition or reputation of the Company; (i) the Executive’s failure to cooperate, if requested in writing by the Board, with any investigation or inquiry into the Executive’s or the Company’s business practices, whether internal or external, including, but not limited to, the Executive’s refusal to be deposed or to provide testimony or evidence at any trial, proceeding or inquiry; or (j) any chemical dependence of the Executive which materially adversely affects the performance of the Executive’s duties and responsibilities to the Company; provided, however that the Company shall provide the Executive with written notice of any act or omission that it contends constitutes Cause if, in the Company’s reasonable discretion, it determines is susceptible of cure and the Executive shall have ten (10) business days following delivery of such notice to cure and, if such condition is not cured, the Company shall exercise its right to terminate the Executive for Cause and must actually terminate the Executive’s employment hereunder within sixty (60) days following the expiration of the Executive’s cure period described above.

“Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, customer information, customer lists, client information, client lists, transactions, potential transactions, investor information, investor lists, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, computer code, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, or specifications of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence. The Executive understands and agrees that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Confidential Information also includes (i) information belonging to or provided (directly or indirectly) by any customer of the Company that is not generally known to the public; and (ii) information developed by the Executive in the course of the Executive’s employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. The Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Executive; provided that, such information is not generally available to and known by the public through the direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf.

“Daily Reports “mean (1) the Company’s internal records showing daily and year-to-day receipt of payments made by customers in the Region, and (2) the bank statements showing daily and year-to-day cash receipts from customers in the Region.

“Disability” means a mental or physical impairment or condition which prevents the Executive from performing substantially all of her duties for a period of ninety (90) consecutive days, or 180 days (which need not be consecutive) during any 365-day period, as determined by a qualified physician selected jointly by the Company and the Executive in good faith.

“Earnout Term” means the period commencing on the Issuance Date and ending on the first-year anniversary of the Effective Date.

“Good Reason” means, without the Executive’s consent, (i) the material diminution of the Executive’s title and/or duties or reporting as set forth herein or (ii) the Company’s failure to pay any amounts due under the terms of this Agreement; provided, however, that in each instance, the Executive shall give the Company written notice of the act or omission she contends constitutes Good Reason under any of subsections (i) or (ii) above and the Company shall have ten (10) business days to cure such condition and, if such condition is not cured, the Executive shall exercise her right to resign for Good Reason and must actually terminate her employment hereunder within sixty (60) days following the expiration of the Company’s cure period (if applicable) described above.

“Immediate Family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

“Issuance Date” means the date when the Retention Shares are deposited into the Executive’s Escrow Account.

“Parent” means Baiya International Group.

“Parent Shares” means the class A ordinary shares, no par value each, of the Parent.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture, or other entity or a governmental body.

“Release Date” means the date when the Retention Shares are released from the Executive’s Escrow Account to the Executive’s DRS Account.

“Restricted Period” means the time period during the Employment Term and for six months from the termination of the Executive’s employment with the Company for any reason.

“Revenue” means the total cash receipts from the customers of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Transfer” means to sell, agree to sell, solicit offers to purchase, pledge, otherwise dispose,

“Year-to-Day Revenue” means the aggregate Revenue collected from customers in the Region from the Effective Date through the date of calculation.

APPENDIX B

RELEASE AGREEMENT

For and in consideration of certain payments to be made pursuant to Section 5 of the Employment Agreement dated [] (the “Employment Agreement”), by and between BTC Universal Media USA Inc. (the “Company”) and me, and other good and valuable consideration, I, Bochuan Wang, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its respective direct and indirect parent companies, subsidiaries and affiliates, together with their respective officers, directors, managers, partners, equity holders, employees and agents (collectively, the “Group”), from any and all claims whatsoever arising out of or related to my employment up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law, including such laws dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, sexual orientation or any other basis (the “Claims”). This release of claims includes, but is not limited to, all claims arising under the New York Labor Law, the New York City Human Rights Law, the Executive Retirement Income Security Act of 1974, as amended (excluding claims for accrued, vested benefits under any employee pension benefit plan of the Company), the Employment Agreement, the Age Discrimination in Employment Act or the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, and the Fair Labor Standards Act, each as may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees.

Capitalized terms used, but not defined, in this release (the “Release”) will have the meanings ascribed to such terms in the Employment Agreement.

The release contained herein is intended to be a general release of any and all claims arising out of or related to my employment to the fullest extent permissible by law. This general release includes all Claims known or unknown by me, those that I may have already asserted or raised as well as those that I have never asserted or raised relating to, or arising out of any aspect of my affiliation with the Company, or the termination of that affiliation. This general release does not include, and I understand that I retain full rights to, vested benefits under all benefits plans; COBRA; and any claims not releasable by law.

Section 1542 Waiver. I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving the release herein, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Notwithstanding the provisions of Section 1542 or any similar law of any other state, and to provide a full and complete release of the Group, I expressly acknowledge that this Agreement is intended to include, without limitation, all claims which I do not know or suspect to exist in my favor at the time of execution of this document, and that this release completely extinguishes all such claims.

I further represent that to the best of my knowledge I have never commenced or filed against the Group any action, charge, complaint or other proceeding. I further agree not to commence, file, voluntarily aid or in any way prosecute or cause to be commenced or prosecuted against the Group any action, charge, complaint or other proceeding arising out of any Claims released herein.

I agree that in the event I file any civil complaint or commence any litigation of any kind that is covered by this release, I shall immediately tender back the Severance Amount and pay all of the reasonable attorney’s fees, expenses and costs incurred by the Group in connection with the complaint or action filed if the Group prevails in defending those claims, provided that this sentence shall not apply to any claim by me under the Age Discrimination in Employment Act or the Older Workers Benefits Protection Act. The Group shall also have the right of set-off against any obligation to me under the Employment Agreement. In addition to the remedies noted above, the Group may pursue all other remedies available under law or equity to address any breach of this Release.

I understand that nothing in this Release shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration or other government agency charged with the enforcement of any law. Notwithstanding the foregoing, I agree to waive my right to recover monetary damages or any personal relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) in connection with any such charge or complaint, as well as with regard to any charge, complaint or lawsuit filed by anyone else on my behalf, provided this shall not apply to certain claims filed with the Securities and Exchange Commission or with regard to any other claim not releasable as a matter of law. Further, the tender back provision above shall not apply to any administrative charges or filings referenced in this paragraph. To the extent permissible by law, the Severance Amount will be credited against any sums received by me pursuant to a claim not releasable as a matter of law.

The provisions of this Release will be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release will be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision will be of no force or effect. The illegality or unenforceability of such provision, however, will have no effect upon and will not impair the enforceability of any other provision of this Release.

This Release, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. I submit to the exclusive jurisdiction of the courts of the United States or the State of New York sitting in New York County for the resolution of all disputes relating to or arising out of this Release. I HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS RELEASE.

I ACKNOWLEDGE AND AGREE THAT I HAVE FULLY READ, UNDERSTAND AND VOLUNTARILY ENTER INTO THIS RELEASE. I ACKNOWLEDGE AND AGREE THAT I HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF MY CHOICE BEFORE SIGNING THE EMPLOYMENT AGREEMENT AND THIS RELEASE.

Name

Date:	Sep 19, 2025